Exhibit 4.1

EXECUTION VERSION

MERIDIAN SPIRIT APS

$195,000,000

4.11% SENIOR SECURED NOTES DUE 2030

NOTE PURCHASE AGREEMENT

DATED JUNE 27, 2013

i

	5.8.	Litigation; Observance of Agreements and Applicable Laws.	8
	5.9.	Taxes.	8
	5.10.	Title; Security Documents.	9
	5.11.	Private Offering by the Company.	9
	5.12.	Compliance with ERISA.	9
	5.13.	Use of Proceeds; Margin Regulations.	10
	5.14.	Existing Indebtedness; Future Liens.	10
	5.15.	Foreign Assets Control Regulations, Etc.	10
	5.16.	Status under Certain Statutes.	12
	5.17.	Environmental Matters.	12
	5.18.	Ranking of Obligations.	12
	5.19.	Intellectual Property.	12
	5.20.	Project Documents.	13
	5.21.	Immunity.	13
	5.22.	Transactions with Affiliates.	13
	5.23.	Single-Purpose Entity.	14

6.	REPRESENTATIONS OF THE PURCHASERS.		14

	6.1.	Purchase for Investment.	14
	6.2.	Source of Funds.	14

7.	INFORMATION AS TO COMPANY.		16

	7.1.	Financial and Business Information.	16
	7.2.	Officer’s Certificate.	18
	7.3.	Visitation.	18
	7.4.	Limitation on Disclosure Obligation.	18

8.	PAYMENT AND PREPAYMENT OF THE NOTES.		19

	8.1.	Required Prepayments; Final Maturity Date.	19
	8.2.	Optional Prepayments with Make-Whole Amount.	21
	8.3.	Prepayment for Tax Reasons.	21
	8.4.	Prepayment Upon Change of Control.	22
	8.5.	Allocation of Partial Prepayments.	23
	8.6.	Maturity; Surrender, Etc.	23
	8.7.	Purchase of Notes.	23
	8.8.	Make-Whole Amount.	24

9.	AFFIRMATIVE COVENANTS.		25

	9.1.	Compliance with Laws.	25
	9.2.	Insurance.	25
	9.3.	Project Operation.	28
	9.4.	Payment of Taxes and Claims.	29
	9.5.	Corporate Existence, Etc.	29
	9.6.	Books and Records.	29
	9.7.	Priority of Obligations.	29

	9.8.	Performance of Project Documents.	29
	9.9.	Rating of the Notes.	30

10.	NEGATIVE COVENANTS.		30

	10.1.	Transactions with Affiliates.	30
	10.2.	Merger, Consolidation, Etc.	30
	10.3.	Line of Business.	31
	10.4.	Liens.	31
	10.5.	Investments; Subsidiaries.	31
	10.6.	Indebtedness.	31
	10.7.	Amendments to Organizational Documents.	31
	10.8.	Project Operations.	32
	10.9.	Amendments to Project Documents.	32
	10.10.	Distributions.	33
	10.11.	Accounts.	34
	10.12.	Employees.	34
	10.13.	Terrorism Sanctions Regulations.	34
	10.14.	Sale and Leasebacks.	34

11.	EVENTS OF DEFAULT.		34

12.	REMEDIES ON DEFAULT, ETC.		36

	12.1.	Acceleration.	36
	12.2.	Other Remedies.	37
	12.3.	Rescission.	37
	12.4.	No Waivers or Election of Remedies, Expenses, Etc.	37

13.	TAX INDEMNIFICATION.		38

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.		40

	14.1.	Registration of Notes.	40
	14.2.	Transfer and Exchange of Notes.	41
	14.3.	Replacement of Notes.	41

15.	PAYMENTS ON NOTES.		42

	15.1.	Place of Payment.	42
	15.2.	Home Office Payment.	42

16.	EXPENSES, ETC.		42

	16.1.	Transaction Expenses.	42
	16.2.	Certain Taxes.	43
	16.3.	Survival.	43

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		43

18.	AMENDMENT AND WAIVER.		43

	18.1.	Requirements.	43
	18.2.	Solicitation of Holders of Notes.	44
	18.3.	Binding Effect, Etc.	44
	18.4.	Notes Held by Company, Etc.	45

19.	NOTICES; ENGLISH LANGUAGE.		45

20.	REPRODUCTION OF DOCUMENTS.		46

21.	CONFIDENTIAL INFORMATION.		46

22.	SUBSTITUTION OF PURCHASER.		47

23.	COLLATERAL AGENT.		47

	23.1.	Appointment.	47

24.	MISCELLANEOUS.		48

	24.1.	Successors and Assigns.	48
	24.2.	Payments Due on Non-Business Days.	48
	24.3.	Accounting Terms.	48
	24.4.	Severability.	48
	24.5.	Construction, Etc.	48
	24.6.	Counterparts.	49
	24.7.	Governing Law.	49
	24.8.	Jurisdiction and Process; Waiver of Jury Trial.	49
	24.9.	Obligation to Make Payment in Dollars.	50

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Company Directors and Affiliates

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.7	—	Governmental Approvals

SCHEDULE 5.14	—	Existing Indebtedness

SCHEDULE 8.1	—	Amortization Schedule

SCHEDULE 9.2	—	Insurance Requirements

SCHEDULE 10.10	—	Debt Service Reserve Account Required Balance

EXHIBIT 1	—	Form of 4.11% Senior Secured Note due 2030

EXHIBIT 2	—	Form of Consent Agreement

EXHIBIT 3	—	Terms of Subordination

v

MERIDIAN SPIRIT APS

c/o Teekay Shipping (Canada) Ltd

Suite 2000 Bentall 5

550 Burrard Street

Vancouver, BC V6C 2K2, Canada

4.11% Senior Secured Notes due 2030

June 27, 2013

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

MERIDIAN SPIRIT APS, a private limited liability company under the Laws of Denmark, having its registered office at Amager Strandvej 390 2, 2770 Kastrup, Denmark (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and collectively the “Purchasers”) and the Collateral Agent as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $195,000,000 aggregate principal amount of its 4.11% Senior Secured Notes due 2030 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Notes”). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a “Section” are references to a Section to this Agreement unless otherwise specified.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Linklaters LLP, 1345 Avenue of the Americas, New York, New York 10105, at 12:00 p.m.,

New York time, at a closing (the “Closing”) on June 27, 2013 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company specified in the funding instruction letter provided by the Company at the Closing. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and on the date of the Closing.

4.2.	Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.13), no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

4.3.	Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate of the Company, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b) Secretary’s or Director’s Certificate. Each of the Company, the Pledgor and the Manager shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate Person, dated the date of the Closing, certifying as to:

(i) the full force and validity of each Organizational Document of such Person and copies thereof;

(ii) resolutions of each such Person’s board of directors, managers, shareholders, or members, as applicable, duly authorizing or ratifying (A) its participation in the Project and the financing of the Project; (B) to the extent applicable, the granting of Liens in connection therewith; and (C) its execution of, delivery of and performance under each of the Transaction Documents to which it is or is to be a party; and

(iii) the incumbency and signatures of those of its officers, authorized representatives, agents, managing members or general partners, as applicable, authorized to act with respect to each Financing Document to be executed by such Person.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Company and (ii) Plesner, Danish counsel for the Purchasers, each covering such matters incident to the transactions contemplated hereby as may be reasonably requested by such Purchaser and (b) Linklaters LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.

4.5.	Purchase Permitted By Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the Laws of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any Tax, penalty or liability under or pursuant to any applicable Law, which Law was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.	Private Placement Number.

A Private Placement Number issued by S&P’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

4.8.	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following December 31, 2012.

4.9.	Acceptance of Appointment to Receive Service of Process.

Such Purchaser shall have received evidence of the acceptance by Watson, Farley & Williams LLP of the appointment and designation provided for by Section 24.8(e) for the period from the date of the Closing to the date that is the one year anniversary of the Final Maturity Date (and the payment in full of all fees in respect thereof).

4.10.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received a funding instruction letter signed by a Responsible Officer on letterhead of the Company confirming (a) the name and address of the Company’s transferee bank, (b) such transferee bank’s ABA or SWIFT number, as applicable, and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

4.12.	Transaction Documents.

(a) Each of the Transaction Documents (other than any Additional Project Documents not then intended to be in existence) shall have been duly authorized, executed and delivered by each party thereto and be in full force and effect, and all conditions for effectiveness of each such Transaction Document required to be satisfied by such Transaction Document prior to the date of the Closing have been duly satisfied. Each Purchaser shall have received copies of each such Transaction Document.

(b) Each Purchaser shall have received an Officer’s Certificate, dated the date of the Closing, certifying (i) in the case of each of the Company and the Manager, that such Person is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any of the Project Documents to which it is a party, and (ii) in the case of the Company, (x) each Project Document delivered pursuant to Section 4.12(a) is in full force and effect, and (y) the copy of each such Project Document is true, correct and complete.

4.13.	Governmental Approvals.

Each Purchaser shall have received an Officer’s Certificate of the Company certifying that it has received the Necessary Governmental Approvals listed in Part A of Schedule 5.7 that are required to be obtained on or before the date of the Closing.

4.14.	Filings, Registrations and Recordings.

Any document required to be filed, registered, notarized or recorded in order to create and perfect the security interests created pursuant to the Security Documents as first priority Liens (subject to

Permitted Liens) shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the judgment of the Collateral Agent (acting reasonably) to perfect such security interests as such first priority Liens (subject to Permitted Liens) shall have been effected, and the Collateral Agent shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such filings, registrations, notarizations and recordings have been paid in full.

4.15.	Independent Engineer Report.

Each Purchaser shall have received the report of the Independent Engineer.

4.16.	Registration.

Each Purchaser shall have received evidence that (a) any fees, taxes and expenses payable by the Company to the port of registry under the laws and flag of the Flag State have been paid, (b) the Vessel has been registered in the name of the Company through such port of registry under the laws and flag of the Flag State and (c) no Liens are registered against the Vessel on such register.

4.17.	Classification.

Each Purchaser shall have received evidence that the Vessel is fully classified by Bureau Veritas according to its rules and regulations, together with a copy of the inspection report.

4.18.	Insurance.

Each Purchaser shall have received certified copies of the insurance policies required by Section 9.2 or certificates of insurance with respect thereto together with a report from the Insurance Advisor regarding such policies and compliance with such Section 9.2.

4.19.	Charter Agreement Revenues.

Each Purchaser shall have received evidence that the Company has irrevocably instructed Charterer to pay Hire to the Project Account.

4.20.	Master Maintenance Plan.

Each Purchaser shall have received a copy of a master maintenance plan and budget (as revised and updated in accordance with Section 7.1(i), the “Master Maintenance Plan”), showing planned Dry Docking Costs (if any) for 2013 and projected Dry Docking Costs for each subsequent year through the Final Maturity Date. The Master Maintenance Plan shall include a schedule setting forth the projected quarterly funding of the Dry Docking Reserve Account in order to meet the Dry Docking Reserve Account Required Balance for each Dry Docking Year included in the Master Maintenance Plan (the “Dry Docking Schedule”).

4.21.	Operating Budget.

Each Purchaser shall have received a copy of the current annual budget of projected Operating Costs, broken down into monthly amounts (“Initial Operating Budget”), delivered to Charterer pursuant to Section 1.4.1 of Appendix II to the Charter Agreement.

4.22.	Establishment of Accounts.

Each of the Accounts required under the Accounts Agreement shall have been established in accordance with the terms thereof. Each of the Debt Service Reserve Account and Operating Reserve Account shall be funded as required pursuant to the Accounts Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a private limited liability company organized under the Laws of Denmark, is validly existing and, where legally applicable, in good standing under the Laws of Denmark, and is duly qualified as a foreign corporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by Law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease its Properties that it purports to own or hold under lease, to transact the business it transacts and proposes to transact (including with respect to the Project), to execute and deliver this Agreement, the Notes and each other Financing Document to which it is or will be a party and to perform its obligations hereunder and thereunder.

5.2.	Authorization, Etc.

This Agreement, the Notes and each other Financing Document to which the Company is party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Financing Document to which the Company is party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3.	Disclosure.

The Company, through its agents, SG Americas Securities, LLC and Citigroup Global Markets Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 17, 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal Properties of the Company. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to June 6, 2013 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2012 there has been no change in the financial condition, operations, business, Properties or prospects of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.	Organization; Subsidiaries.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Affiliates, and (ii) the Company’s board of directors and management.

(b) The Company has no Subsidiaries and does not beneficially own any share capital or other ownership interest of any other Person.

5.5.	Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with applicable Accounting Principles consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement, the Notes and the other Financing Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) in respect of any Property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Organizational Document, or any other agreement or instrument to which the Company is bound or by which the Company or any of its Properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, the Vessel or the Project or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, the Vessel or the Project.

5.7.	Governmental Approvals, Etc.

(a) As of the date of this Agreement, all Necessary Governmental Approvals, except for those set forth in Part B of Schedule 5.7, have been duly obtained or made, were validly issued, are in full force and effect, are final and not subject to modification or appeal, are held in the name of the

Company, Manager or Charterer, as applicable, and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which the Company, the Manager or, to the Company’s knowledge, Charterer does not reasonably expect to be able to satisfy. No event has occurred that could reasonably be expected to (i) result in the revocation, termination or adverse modification of any such Necessary Governmental Approval or (ii) materially and adversely affect any rights of the Company, the Manager or, to the Company’s knowledge, Charterer, as applicable, under any such Necessary Governmental Approval, which, in the case of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

(b) As of the date of this Agreement, (i) the Governmental Approvals set forth in Part B of Schedule 5.7 are not required for the current stage of the Project and are not customarily obtained until a later stage of the Project has commenced and (ii) the Company has no reason to believe that any Necessary Governmental Approvals which are not required to have been obtained by the Company, the Manager or Charterer, as applicable, as of the date of this Agreement, but which will be required in the future (including those set forth in Part B of Schedule 5.7), will not be granted in due course prior to the time when needed, free from conditions or requirements which the Company, the Manager or, to the Company’s knowledge, Charterer does not reasonably expect to be able to satisfy or compliance with which could reasonably be expected to have a Material Adverse Effect.

(c) The Vessel conforms to and complies in all material respects with all covenants, conditions, restrictions and requirements in all Necessary Governmental Approvals, in the Transaction Documents applicable thereto and under all other Laws applicable thereto.

5.8.	Litigation; Observance of Agreements and Applicable Laws.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) The Company is not (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable Law (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other Laws that are referred to in Section 5.15), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

(a) The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all Taxes shown to be due and payable on such returns and all other Taxes levied upon it or its Properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with applicable Accounting Principles. The Company knows of no basis for any other Tax that could reasonably be expected to have a Material Adverse Effect.

(b) No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of Denmark or any political subdivision thereof will be incurred by the Company or any holder of a Note as a result of the execution or delivery of this Agreement or the other Financing Documents and no deduction or withholding in respect of Taxes imposed by or for the account of Denmark or, to the knowledge of the Company, any other Taxing Jurisdiction, is required to be made from any payment by the Company under this Agreement or the other Financing Documents except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Denmark arising out of circumstances described in clause (a), (b) or (c) of Section 13.

5.10.	Title; Security Documents.

(a) The Company has good, valid and marketable title to all of the Property purported to be owned by it, free and clear of all Liens, other than Permitted Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person. The Company has not created and is not contractually bound to create any Lien on or with respect to any of its assets, Properties, rights or revenues, except for Permitted Liens, and, except under the Transaction Documents to which it is a party, the Company is not restricted by contract, Law or otherwise from creating Liens on any of its Properties.

(b) The provisions of the Security Documents to which the Company is a party delivered or to be delivered prior to or at the Closing are, and each other Security Document to which the Company is a party when delivered will be, effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, each such Lien secures all of the Secured Obligations, and all necessary recordings and filings have been (or, in the case of such other Security Documents, will be) made in all necessary public offices and all other necessary and appropriate action has been (or, in the case of such other Security Documents, will be) taken so that the Liens created by each such Security Document constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens (other than Permitted Liens). No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent or in respect of Permitted Liens.

5.11.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than 25 other Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.12.	Compliance with ERISA.

(a) Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any Plan.

(b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of

ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Sections 4.2 of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.14.	Existing Indebtedness; Future Liens.

(a) Schedule 5.14 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the date of this Agreement (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

(c) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its Organizational Documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, or the granting of Liens on any Property of the Company, except as specifically indicated in Schedule 5.14.

5.15.	Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (or any similar publicly available list maintained by, or any sanctions designation made by, the U.S. Department of State or any other U.S. Governmental Authority) (a “Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act and the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or the Iran Threat Reduction Act and Syria Human Rights Act of 2012 or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). As of the date of the Closing, neither the Company nor any Controlled Entity has been notified by OFAC, the U.S. Department of State or any other U.S. Governmental Authority that it may in the future become a Listed Person.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of any Anti-Money Laundering Laws or U.S. Economic Sanctions, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) to the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty in violation of applicable law or regulation, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3) no part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in violation of applicable law or regulation. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Corruption Laws.

5.16.	Status under Certain Statutes.

The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.17.	Environmental Matters.

(a) The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real Properties or other assets now or formerly owned, leased or operated by it, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) The Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real Properties or other assets now or formerly owned, leased or operated by it or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) The Company has not stored any Hazardous Materials on real Properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real Properties, and all other assets, now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.18.	Ranking of Obligations.

The Company’s payment obligations under this Agreement, the Notes and the other Financing Documents to which the Company is a party will, upon issuance of the Notes, rank at least pari passu with all unsubordinated Indebtedness of the Company, with the exception of any obligations which are mandatorily preferred by Law and not by contract.

5.19.	Intellectual Property.

(a) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

5.20.	Project Documents.

(a) Except for contracts, agreements, side letters, leases, powers of attorney, resolutions or other instruments or documents relating to services, materials or rights that can reasonably be expected to be available on commercially reasonable terms at the time required, the Project Documents constitute all contracts, agreements, side letters, leases, powers of attorney or other instruments or documents (other than, for the avoidance of doubt, documents related to Governmental Approvals) that are necessary for (i) the Project and (ii) the conduct of the business of the Company and the Manager as contemplated by the Transaction Documents. As of the Closing each Project Document delivered or to be delivered pursuant to Section 4.12(a) to which the Company or the Manager is a party has been duly authorized, executed and delivered by the Company or the Manager, is in full force and effect and is binding upon and enforceable against the Company or the Manager in accordance with its terms. The Company, the Manager and, to the best of the Company’s knowledge, Charterer, is in compliance in all material respects with the terms and conditions of the Project Documents to which it is a party, and, to the best knowledge of the Company, no event has occurred that could reasonably be expected to (x) result in an event of default under, or a material breach of, any Project Document, (y) result in the revocation, termination or adverse modification of any Project Document or (z) adversely affect any material right of the Company or the Manager under any Project Document.

(b) All conditions precedent to the obligations of the respective parties under the Project Documents have been satisfied or waived in writing, except for such conditions precedent which by their terms cannot be (and are not required to be) met until a later stage in the operation of the Vessel, and the Company has no reason to believe that any such conditions precedent cannot be satisfied or waived prior to the time when such conditions are required to be met pursuant to the applicable Project Documents.

5.21.	Immunity.

The Company is subject to civil and commercial Law with respect to its obligations under the Transaction Documents, and the execution, delivery and performance of the Transaction Documents by the Company constitute private and commercial acts rather than public or governmental acts. Neither the Company nor any of its Properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the obligations of the Company under the Transaction Documents.

5.22.	Transactions with Affiliates.

As of the Closing (other than as expressly contemplated in the Transaction Documents), the Company is not engaged in or subject to any agreement (other than the Transaction Documents to which any Affiliate of the Company is a party) to engage in any transactions with any Affiliate of the Company.

5.23.	Single-Purpose Entity.

As of the Closing the Company has not engaged in any business other than the development, construction and operation of the Vessel and activities ancillary thereto and activities expressly contemplated in the Transaction Documents.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their Property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law, and that the Company is not required to register the Notes.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) (i) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a ‘qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), (ii) no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (iii) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (iv) the QPAM does not own a 10% or greater interest in the Company, (v) no person controlling or controlled by the QPAM owns a 20% or greater interest in the Company or owns a 10% or greater interest in the Company and exercises control over the management or policies of the Company by reason of its ownership interest, and (vi) the identity of such QPAM and, except where the Source satisfies the exception set forth in the last paragraph of Part I(a) of the QPAM Exemption, the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.

7.1.	Financial and Business Information.

The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a) Interim Statements — promptly after the same are available and in any event within 90 days after the end of each semi-annual fiscal period in each fiscal year of the Company, duplicate copies of:

(i) a consolidated balance sheet of the Company as at the end of such period, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company, for such period,

setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with applicable Accounting Principles applicable to interim financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — promptly after the same are available and in any event within 180 days after the end of each fiscal year of the Company or the Charterer, as applicable, duplicate copies of:

(i) a consolidated balance sheet of the Company and, solely to the extent available to the Company, a consolidated balance sheet of the Charterer each as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and, solely to the extent available to the Company, consolidated statements of income, changes in shareholders’ equity and cash flows of the Charterer each for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with applicable Accounting Principles, and accompanied by a statutory report thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such statutory report is based) of an auditor of recognized international standing, which statutory report shall state that such financial statements present fairly, in all material respects, the financial position of the Company or the Charterer, as the case may be, and its results of operations and cash flows and have been prepared in conformity with applicable Accounting Principles, and that the examination of such auditor in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such statutory report in the circumstances;

(c) Notice of Default or Event of Default — promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(d) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company, the Pledgor or the Manager from any Governmental Authority relating to any Law that could reasonably be expected to have a Material Adverse Effect;

(e) Transaction Documents — promptly after a Responsible Officer becoming aware of any occurrence which might adversely affect the Company’s, the Pledgor’s or the Manager’s ability to perform its obligations under any Transaction Document to which it is a party, including, without limitation, any nonpayment or partial payment only of any charter payment by Charterer within the timeframe contemplated by the Charter Agreement, a written notice setting forth the nature thereof and the action, if any, that the Company, the Pledgor or the Manager proposes to take with respect thereto;

(f) Hazardous Materials — promptly after a Responsible Officer becoming aware of (i) the deposit or disposal by or from the Vessel of any Hazardous Materials or (ii) any storage, treatment, importation, exportation, transportation, processing, manufacture, usage, collection, sorting or production of any Hazardous Materials which in each case is carried out in circumstances which could reasonably be expected to result in an Environmental Claim against the Company or the Vessel, a written notice setting forth the nature thereof and the action, if any, that the Company proposes to take with respect thereto;

(g) Debt Service Coverage Ratio — on or prior to each Distribution Date, a calculation of the Debt Service Coverage Ratio, in each case certified by a Senior Financial Officer of the Company, together with supporting data in reasonable detail;

(h) Disputes and Litigation — promptly after a Responsible Officer becoming aware of the commencement of any litigation, arbitration or administrative proceedings or any such threatened proceedings against (i) the Company or the Manager in respect of the Project or the Project Documents and involving any amounts in excess of $10,000,000, or (ii) any Sponsor in respect of the Project or the Project Documents, if such litigation, arbitration or proceedings could reasonably be expected to have a Material Adverse Effect, a written notice setting forth the nature thereof and the action, if any, that the Company proposes to take with respect thereto;

(i) Master Maintenance Plan and Operating Budget — on or prior to August 15 each year, (i) a notice describing in reasonable detail material variances (if any) from the previously delivered Master Maintenance Plan, together with a revised Master Maintenance Plan updated for such variances and an updated Dry Docking Schedule and (ii) a notice describing in reasonable detail material variances (if any) from the previously delivered Operating Budget, together with the Operating Budget for the following year.

(j) On-hire and Off-hire Days — promptly after the same are available and in any event within 120 days after the end of each fiscal year of the Company, information on the number of on-hire and off-hire days for the Vessel during the preceding fiscal year, with explanations therefor and such information in respect of Charterer as the Collateral Agent may reasonably require; and

(k) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the other Transaction Documents to which it is a party as from time to time may be reasonably requested by any such Purchaser or holder of a Note, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.	Visitation.

The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld and subject to any safety procedures/training requested by the Company) to visit the Vessel, all at such reasonable times and as often as may be reasonably requested in writing, provided that such Purchasers and holders shall use their commercially reasonable efforts to coordinate any such discussions or inspection, provided further that there shall be no more than two visits to the Vessel in any fiscal year; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company and subject to any safety procedures/training requested by the Company, to visit and inspect the Vessel, to examine all the Company’s books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested, provided that such Purchasers and holders shall use their commercially reasonable efforts to coordinate any such activities so as to the minimize the cost to the Company thereof.

7.4.	Limitation on Disclosure Obligation.

The Company shall not be required to disclose the following information pursuant to Section 7.1(k) or 7.3:

(a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable Law without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.	Required Prepayments; Final Maturity Date.

(a) The Notes will be subject to mandatory prepayment in whole at a prepayment price equal to (i) the principal amount of the Notes being prepaid plus (ii) accrued but unpaid interest, if any, plus (iii) accrued Additional Payments, if any, thereon, up to but excluding the prepayment date but without payment of any Make-Whole Amount or any other premium, following (x) a Total Loss (other than a Compulsory Acquisition) or (y) the expiration of the 90 day period immediately following a Compulsory Acquisition (or such longer period not to exceed 180 days during which the Company is diligently pursuing release of the Vessel and has provided details of such efforts to the holders of the Notes; provided that it is reasonable to expect that the Vessel will be released during such period) in the event that the Vessel has not been released at such time.

(b) (i) The Company shall make an offer to prepay the Notes (x) in whole or in part, on a pro rata basis, in the case of Section 8.1(b)(i)(A), and (y) in whole, in the case of Section 8.1(b)(i)(B), in each case, at a prepayment price equal to the principal amount of the Notes being prepaid plus accrued but unpaid interest, if any, plus any accrued Additional Payments, if any, thereon, up to but excluding the prepayment date but without payment of any Make-Whole Amount or any other premium, as follows:

(A) with, and to the extent of, the Net Available Amount of any Loss Proceeds received by the Company as a result of any individual Event of Loss solely to the extent that (x) the Company does not commence to repair, restore, rebuild or replace the affected Property within 180 days after such Event of Loss and (y) such Loss Proceeds exceed $10,000,000. If the Company does not commence to repair, restore, rebuild or replace the affected Property within 180 days after the relevant Event of Loss as set forth in the immediately preceding sentence, then the Company shall, within five Business Days after the end of such 180-day period, furnish to each holder of a Note written notice of its offer to prepay the relevant amount of the Notes, which notice shall specify a prepayment date which shall be a Business Day not less than 30 days and not more than 90 days from the date on which such notice is delivered; or

(B) in the event that any Material Project Document (x) is terminated for any reason other than a breach by the Company or expiration in accordance with its terms, (y) ceases to be valid and binding or (z) is declared to be null and void by a Governmental Authority, the Company shall, within 30 Business Days of such termination, furnish to each holder of a Note a written notice of its offer to prepay the Notes, which notice shall specify a prepayment date which shall be a Business Day not less than 30 days and not more than 90 days from the date on which such notice is delivered, provided that no such prepayment shall be required if (x) the Company replaces the Charter Agreement within 90 days after such termination (or such longer period not to exceed 180 days during which the Company is diligently pursuing replacement and has provided details of such efforts to the holders of the Notes) with a new agreement on terms not materially less favorable with or among the same parties or a Replacement Project Participant and (y) a Ratings Affirmation has been obtained.

(ii) The Company shall make an offer to prepay the Notes in whole at a prepayment price equal to the principal amount of the Notes being prepaid plus accrued but unpaid interest, if any, plus any accrued Additional Payments, if any, thereon, up to but excluding the prepayment date, plus the Make-Whole Amount, as follows:

(A) no more than five Business Days following the occurrence of an Abandonment, the Company shall furnish to each holder of a Note a written notice of its offer to prepay the Notes, which notice shall specify a prepayment date that shall be a Business Day not less than 30 days and not more than 90 days from the date on which such notice is delivered and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date; or

(B) in the event that any Material Project Document is terminated due to a breach by the Company, the Company shall, within 30 Business Days of such termination, furnish to each holder of a Note a written notice of its offer to prepay the Notes, which notice shall specify a prepayment date which shall be a Business Day not less than 30 days and not more than 90 days from the date on which such notice is delivered and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, provided that no such prepayment shall be required if (x) the Company replaces such Material Project Document within 90 days after such termination (or such longer period not to exceed 180 days during which the Company is diligently pursuing replacement and has provided details of such efforts to the holders of the Notes) with a new agreement on terms not materially less favorable with or among the same parties or a Replacement Project Participant and (y) a Ratings Affirmation has been obtained. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Failure by any holder of Notes to notify the Company of its acceptance or rejection of any prepayment offer delivered pursuant to any clause of this paragraph (b) within 30 days of such offer shall be deemed to constitute rejection by such holder of such prepayment offer.

(c) As provided in the Notes, the entire unpaid principal balance of the Notes shall be due and payable on the Final Maturity Date.

(d) Commencing on the Quarterly Payment Date in September 2013, and on each Quarterly Payment Date thereafter, the Company shall pay to each holder of Notes entitled thereto its respective portion of the aggregate principal amount of the outstanding Notes in accordance with the amortization schedule set forth on Schedule 8.1 hereto (or such lesser principal amount as shall then be outstanding) at par and without payment of any Make-Whole Amount or any other premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.1, 8.2 or 8.3, or in the case of a prepayment offer which is not accepted by all holders of the then outstanding Notes, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part (in an amount not less than 5% of the Notes then outstanding) of, the Notes, at 100% of the principal amount so prepaid, plus any accrued interest and Additional Payments (if any) thereon payable through the prepayment date and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes irrevocable written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayment for Tax Reasons.

If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 90 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment and without payment of any Make-Whole Amount or any other premium, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to pay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company (other than actions required to be taken under applicable Law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any Law of Denmark after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such Law after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any Law of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such Law, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

8.4.	Prepayment Upon Change of Control.

Within five Business Days after a Responsible Officer becomes aware of the consummation of a Change of Control, the Company shall give written notice of such fact to each holder of Notes, which notice shall (i) describe the facts and circumstances of the Change of Control in reasonable detail, (ii) refer to this Section 8.4, (iii) contain an offer by the Company to prepay the Notes (in whole or in part) at 100% of the principal amount then outstanding together with accrued and unpaid interest thereon, if any, up to but excluding the prepayment date, plus any accrued Additional Payments, but without payment of any Make-Whole Amount or any other premium, (iv) specify a prepayment date which date shall be a Business Day not more than 90 days and not less than 45 days after such notice is given and (v) request such holder of Notes to notify the Company in writing by a stated date, which date shall not be less than 30 days after such holder’s receipt of the notice, of its acceptance or rejection of such prepayment offer. Failure by any holder of Notes to notify the Company of its acceptance or rejection of such prepayment offer shall be deemed to constitute rejection by such holder of such prepayment offer.

As used in this Section 8.4, “Change of Control” means, at any time, the Sponsors collectively shall cease to own, directly or indirectly, more than 50% of the voting class of the share capital of the Company; provided, that a Change of Control shall not be deemed to have occurred if either (i) a Ratings Affirmation has been obtained or (ii) such Persons are replaced by a Replacement Sponsor or Replacement Sponsors.

8.5.	Allocation of Partial Prepayments.

In the case of any partial prepayment of the Notes pursuant to Section 8.1 or 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.6.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date, plus any accrued Additional Payments (if any) thereon and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and any accrued Additional Payment (if any) thereon or Make-Whole Amount, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.	Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8.	Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields report for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields Reported, for the latest day for which such yields have been so Reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so Reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so Reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of 12 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1, 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Laws.

Without limiting Section 10.3, the Company shall conduct its business and cause the Vessel to be duly operated in compliance with all applicable requirements of Law, including, without limitation, all relevant Governmental Approvals, Environmental Laws, the USA PATRIOT Act, the International Safety Management Code and the International Ship and Port Facility Security Code, except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect, and except that the Company may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such requirement of Law, so long as (a) none of the holders of the Notes could be subject to any civil or criminal liability for failure to comply therewith and (b) the result of such proceedings could not reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

(a) Insurance Requirements. The Company shall maintain or cause to be maintained in full force and effect at all times (unless otherwise specified in Schedule 9.2) insurance coverages for the Project meeting the requirements set forth in Schedule 9.2, with reputable insurance companies with a rating by S&P of “A-” or higher, with limits, coverage, endorsements and other provisions sufficient to satisfy the requirements set forth in Schedule 9.2 naming (A) the Company and its officers and employees as named insureds, (B) the Collateral Agent for the benefit of the Secured Parties as additional named assured for its rights and interests, with no operational interest in the Vessel required, and without the Collateral Agent or any other Secured Party thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance and (C) the Collateral Agent for the benefit of the Secured Parties as assignee and loss payee (other than its liability insurance coverage) with such directions for payment as the Collateral Agent may specify acting in accordance with the Accounts Agreement.

(b) Waiver of Subrogation. Without prejudice to the Company’s rights under the Accounts Agreement and the other Financing Documents, the Company hereby waives any and every claim for recovery from any Secured Party for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment to, or the exercise of rights of subrogation by, an insurance company (or other Person) in respect of any such claim to the extent of such recovery, the Company shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(c) Amendment of Requirements. The Company shall not make, or agree to, any Material alteration to the terms of any insurance, nor waive any Material right relating to any insurance effected by it, as required by this Section 9.2 without prior written notice to the Secured Parties and the prior written consent of the Required Holders.

(d) Additional Provisions.

(i) Loss Notification: The Company shall promptly notify the Collateral Agent of any Event of Loss likely to give rise to a claim in excess of $10,000,000 for any one claim or for any claims in the aggregate in any calendar year in respect of any of the policies required by this Section 9.2.

(ii) Loss Adjustment and Settlement: Losses in respect of any of the policies required by this Section 9.2 shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Company, subject to the approval of the Required Holders if such loss is in excess of $10,000,000. In addition the Company may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $10,000,000 or there has occurred a Default or Event of Default which is continuing, the terms of such settlement are approved by the Required Holders.

(iii) Miscellaneous Policy Provisions: The marine cargo and property damage (including machinery) insurance policies effected pursuant to this Section 9.2 shall not include any annual or term aggregate limits of liability or clause requiring the payment of an additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism.

(iv) Policy Language: All policies of insurance required to be maintained pursuant to this Section 9.2 shall be issued in English, with a clause in such policies stating that the English language version will prevail over any other version should any dispute arise regarding policy language.

(v) No Set-Off: The Company shall procure that the insurance policies effected by it shall provide that all payments by or on behalf of the insurers under the insurances to the Collateral Agent shall be made without set-off howsoever described.

(e) Evidence of Insurance. On or prior to the date of the Closing and thereafter upon the request of the Collateral Agent, the Company shall furnish the Collateral Agent with a schedule of the insurance policies held by or for the benefit of the Company and required to be in force by the provisions of this Section 9.2, which schedule shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies. Upon request, the Company will promptly furnish the Collateral Agent with copies of all insurance policies, binders, cover notes and certificates of entry (in the case of protection and indemnity insurance and/or war risks insurance) or other evidence of such insurance relating to the insurance required to be maintained hereunder.

(f) Broker’s Letter of Undertaking. Promptly (but in any event not later than 30 days) after the issuance, modification or renewal of any insurance policies required to be effected by the Company under this Section 9.2, the Company shall furnish the Collateral Agent with letters of undertaking, complete with a fleet lien waiver clause if applicable, from the relevant insurance broker with regard to such insurance policies and, in respect of the protection and indemnity entry, a letter of undertaking in a standard format issued by protection and indemnity clubs that are members of the International Group of P&I Clubs.

(g) Failure to Maintain Insurance. In the event the Company fails to take out or maintain the full insurance coverage required to be effected by the Company by this Section 9.2, the Required Holders, upon 30 days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same (in each case, through the Collateral Agent). All amounts so advanced therefor by the Collateral Agent (including any broking fees) shall become an additional Secured Obligation of the Company, and the Company shall forthwith pay such amounts to the Collateral Agent, together with interest thereon at the Default Rate from the date so advanced until fully paid.

(h) Secured Parties not Responsible for Representations by Company. No Secured Party shall be responsible for any representations or warranties made by or on behalf of the Company to any insurance company or underwriter. Any failure on the part of any Secured Party to pursue or obtain the evidence of insurance required by this Agreement and/or failure of any Secured Party to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(i) Deposits to the Proceeds Account. In the event that the Company or the Collateral Agent receives any Loss Proceeds in respect of any Event of Loss, the Net Available Amount shall be deposited in accordance with the Accounts Agreement in the Proceeds Account.

(j) Restoration.

(i) Any Loss Proceeds to be made available to the Company from the Proceeds Account to rebuild, repair, restore or replace the affected Property following any Event of Loss shall be remitted to the Company by the Accounts Bank in the event that the Net Available Amount is less than $10,000,000, provided that the Company shall have no obligation to rebuild, repair, restore or replace the affected Property in the event that the Net Available Amount is less than $10,000,000, provided further that, if the Company elects not to apply such Loss Proceeds to rebuild, repair, restore or replace the affected Property, such amounts may be transferred to the Distribution Account in accordance with the Accounts Agreement.

(ii) Any Loss Proceeds to be made available to the Company from the Proceeds Account to rebuild, repair, restore or replace the affected Property following any Event of Loss shall be remitted to the Company by the Accounts Bank in the event that the Net Available Amount is equal to or greater than $10,000,000 if (A) the Company shall have submitted a plan for such activities as soon as commercially practicable, but in no event more than 60 days after the occurrence of such Event of Loss and (B) the Independent Engineer shall have delivered a certificate to the Collateral Agent to the effect that the Company plan is prudent and sound and the Net Available Amount deposited in the Proceeds Account is sufficient (together with all other monies reasonably expected to be available to the Company), in the reasonable opinion of the Independent Engineer, for such activities. Net Available Amounts equal to or greater than $10,000,000 made available to the Company to rebuild, repair, restore or replace the affected Property following an Event of Loss shall only be utilized for such activities and, if not so utilized within 180 days after the Event of Loss, shall be applied to the prepayment of the Notes, as set forth in Section 8.1(b)(i).

9.3.	Project Operation.

The Company will:

(a) operate, maintain and preserve the Vessel and all of its other Properties necessary or useful in the proper conduct of its business in good working order and in such condition that the Vessel will have the capacity and functional ability to (i) perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions for which it was specifically designed in accordance with the Project Documents at substantially the levels contemplated thereby and (ii) maintain the classification contemplated by Section 4.17 or with such other classification society that is reasonably acceptable to the Collateral Agent, acting upon the recommendation of the Independent Engineer;

(b) maintain all permits and certificates required for the operation of the Vessel;

(c) cause the Manager to undertake to operate, service, maintain and repair the Vessel so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance and compliance with (i) Good Utility Practices, (ii) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors, and sub-contractors, (iii) the terms and conditions of all insurance policies maintained with respect to the Vessel at any time and (iv) the terms and conditions of the Project Documents;

(d) take such steps as are reasonably practicable to ensure that the Vessel and its constituent parts will be safe and without risk to health, safety or the environment when properly used;

(e) cause the management of the Vessel to be carried out at all times by (i) the Manager, (ii) an Affiliate of Teekay or (iii) a ship management company or companies of international standing and experienced in the operation of LNG vessels, such company or companies to be acceptable to Charterer and approved by the Collateral Agent, such approval not to be unreasonably withheld or delayed;

(f) promptly pay any tolls, dues, premia, fees and other outgoings whatsoever in respect of the Vessel and the insurance policies required by it to be maintained hereunder; and

(g) promptly deliver to the Collateral Agent any notices of default under the Charter.

9.4.	Payment of Taxes and Claims.

The Company will file all Tax returns required to be filed in any jurisdiction and pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, or governmental charges imposed on it or any of its Properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on Properties or assets of the Company, provided that the Company need not pay any such Tax or charge if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with applicable Accounting Principles on the books of the Company or (ii) the nonpayment of all such Taxes or charges in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

(a) Subject to Section 10.2, the Company will at all times:

(i) preserve and maintain its legal existence as a private limited liability company under the applicable Laws of Denmark and all of its material licenses, rights, privileges and franchises necessary for the maintenance of its corporate existence;

(ii) comply, in all material respects, with its Organizational Documents; and

(iii) engage solely in the business of constructing, owning, operating and maintaining the Vessel and activities ancillary thereto and any other activity expressly contemplated by the Transaction Documents.

(b) The Company will cause the Manager to (i) preserve and maintain its existence; (ii) comply, in all material respects, with its Organizational Documents; and (iii) engage only in such businesses and activities as are permitted by its Organizational Documents or as are conducted by the Manager as of the date hereof.

9.6.	Books and Records.

The Company will, and will cause the Manager to, maintain proper books of record and account in conformity with applicable Accounting Principles and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or the Manager.

9.7.	Priority of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all unsubordinated Indebtedness of the Company, with the exception of any obligations which are mandatorily preferred by Law and not by contract.

9.8.	Performance of Project Documents.

(a) The Company will, and for so long as the Manager is an affiliate of a Sponsor, will cause the Manager to: (i) perform and observe, in all material respects, all of its covenants and agreements contained in any of the Project Documents to which it is or becomes a party; (ii) cause all Project Participants to make all Dollar-denominated payments payable to the Company in accordance with the Project Documents to which it is a party to the Accounts Bank for deposit in the appropriate Account in accordance with the Accounts Agreement and the applicable Consent Agreement; and (iii) enforce its respective rights under the Project Documents, including all rights to collect all amounts thereunder.

(b) The Company will, with respect to any Manager that is not an Affiliate of a Sponsor, enforce its rights against such Person to require performance pursuant to the above clause (a).

9.9.	Rating of the Notes.

For so long as any Notes are outstanding, the Company will maintain a credit rating of the Notes by at least one nationally recognized statistical rating organization.

10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

The Company will not enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate, except (i) in connection with any Equity Contributions or Subordinated Loans or (ii) for any Transaction Documents and except in the ordinary course and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2.	Merger, Consolidation, Etc.

The Company will not merge into or consolidate with any other Person, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, sub-let, transfer, part with possession or operational control or otherwise dispose of any assets or Property other than (a) the regular replacement of assets in the ordinary course of business; (b) Dispositions in respect of which (i) the Net Available Amount received by the Company as a result of such Disposition is applied to make Capital Expenditures or to purchase replacement assets or (ii) the assets or Property the subject of such Disposition are otherwise determined by the Company (in its reasonable opinion) to be obsolete or no longer used by or useful to the Company for the operation or maintenance of the Vessel, provided that (x) notice of any proposed Disposition having a value of more than $10,000,000 per asset pursuant to this clause (b) shall be given to the holders of the Notes at least ten days prior to the consummation thereof and (y) the Net Available Amount received by the Company from any Disposition shall be deposited in the Proceeds Account in accordance with the Accounts Agreement; (c) sales, transfers or other dispositions of Permitted Investments prior to the maturity thereof; (d) Distributions or other payments in accordance with the Financing Documents; (e) cash payments permitted under or contemplated by the Financing Documents; and (f) as permitted under the Transaction Documents. The Company shall not purchase or acquire any assets other than the purchase of (i) assets in the ordinary course of business reasonably required in connection with the operation of the Vessel and (ii) Permitted Investments.

10.3.	Line of Business.

The Company will not:

(a) undertake or become involved in any business other than as contemplated in the Transaction Documents; or

(b) enter into any contract or agreement with any Person other than (i) as provided for in, or as permitted by, the Transaction Documents and arrangements entered into as a result thereof and each other document required to be executed and delivered by it in accordance with the provisions hereof or thereof, including, without limitation, the issuance, sale, redemption, repurchase or defeasance of the Notes and activities incidentally related thereto, (ii) in connection with the conduct of its business and activities incidentally related thereto or (iii) as required by applicable Law.

10.4.	Liens.

The Company will not directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property of the Company, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.

10.5.	Investments; Subsidiaries.

The Company will not (a) make or permit to remain outstanding any investments except for Permitted Investments or (b) establish, create or acquire any Subsidiary.

10.6.	Indebtedness.

The Company will not create, incur, suffer to exist or otherwise become liable for any Indebtedness except:

(a) Indebtedness arising under the Transaction Documents;

(b) any Subordinated Loans; or

(c) Indebtedness (other than Indebtedness for borrowed money) secured by a Permitted Lien.

10.7.	Amendments to Organizational Documents.

The Company will not amend, modify or change any terms or conditions of any of its Organizational Documents, other than those amendments, modifications or changes that would not reasonably be expected to have a Material Adverse Effect.

10.8.	Project Operations.

The Company will not:

(a) in any material respect, alter, remodel, add to, reconstruct, improve or demolish any part of the Vessel or any other Collateral, except as would not breach any of the Project Documents or violate Good Utility Practices;

(b) change the Flag State of the Vessel other than with the prior consent of the Collateral Agent, which consent shall not be unreasonably withheld or delayed;

(c) in the event of hostilities in any part of the world (whether war be declared or not), employ the Vessel or permit her employment in carrying any contraband goods, or enter or trade to or continue to trade in any zone which has been declared a war zone by any Governmental Authority or by the Vessel’s war risks insurers, unless the prior written consent of the Required Holders has been obtained and such special insurance coverage as the Required Holders may require shall have been effected; or

(d) remove any material part of the Vessel or item of equipment installed on the Vessel, unless the part or item so removed is replaced promptly by a suitable part or item which is in the same condition as or better condition than the part or item being replaced, is free from any Lien other than Permitted Liens and becomes, upon installation on the Vessel, (i) the property of the Company and (ii) subject to a security interest in favor of the Collateral Agent, but only in each case to the extent and on the same terms as the part or item being replaced.

10.9.	Amendments to Project Documents.

The Company will not, without the prior approval of the Collateral Agent, other than Permitted Amendments, amend, vary, modify, supplement, restate, novate or replace or agree or consent to any amendment, variation, modification, supplement to or to any restatement, novation or replacement of, or grant any waiver or release under or in respect of:

(a) the Charter Agreement which would result in:

(i) a novation or substitution of another party for the Company as the “Owner” thereunder;

(ii) any amendment to:

(A) the level and amount of Hire payable under the Charter Agreement;

(B) the method of calculation or timing of payment of the daily hire rate under the Charter Agreement;

(C) the intended use or operation of the Vessel which would require material structural alteration to the Vessel, its equipment or systems or would otherwise affect the safety or structural integrity of the Vessel;

(D) the termination provisions of the Charter Agreement;

(E) the application of the force majeure provisions under the Charter Agreement;

(F) the term of the Charter Agreement, other than any extension of the term of the Charter Agreement; or

(G) the insurance requirements or the introduction of new insurance limits or requirements; or

(iii) a novation or substitution of another party that is not an Affiliate (as such term is defined in the Charter Agreement) of the Charterer for the Charterer as the “Charterer” thereunder, except if such proposed substitute Charterer meets the requirements for a Replacement Project Participant; provided that, for the purposes of this Section 10.9(a)(iii), the proviso in the definition of the term “Replacement Project Participant” that reads “provided that no such consent shall be required in the event that the replacement entity is directly or indirectly controlled by Charterer or the Manager” shall be disregarded; or

(b) the Management Agreements, which would result in any amendment to the termination provisions, the specifications or the intended use or operation of the Vessel which would require material structural alteration to the Vessel, its equipment or systems or would otherwise affect the safety or structural integrity of the Vessel.

10.10.	Distributions.

The Company will not make any Distributions or make any payment of any management or other fees to any Affiliate of the Company, provided that Distributions or payments of management or other fees to any Affiliate of the Company or the Manager may be made at any time (i) to the extent provided for in any Transaction Document or (ii) from amounts on deposit in the Distribution Account. The Company agrees that it will not be entitled to the remittance of funds to the Distribution Account, and shall not request any such remittance unless such remittance is to be made on a Distribution Date in accordance with the Accounts Agreement and the following conditions are satisfied:

(a) the Company has made at least one payment of principal in respect of the Notes;

(b) the Company has not made a transfer to the Distribution Account on the immediately preceding Quarterly Payment Date;

(c) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Distribution;

(d) the Debt Service Coverage Ratio with respect to each of the prior two six-month periods is at least equal to 1.15:1.00; provided, that solely with respect to Distributions occurring during the initial twelve month period following the Closing Date, the Debt Service Coverage Ratio with respect to the prior six-month period is at least equal to 1.15:1.00;

(e) the Company shall have delivered a certificate of a Senior Financial Officer of the Company as required by Section 7.1(g), demonstrating that the Debt Service Coverage Ratio will be at least 1.15:1.00 for the six-month period following such transfer, provided that if the Company shall have received any Charterer Dry Docking Contribution in respect of the Dry Docking Year following the proposed transfer, the Company shall deliver a certificate of a Senior Financial Officer of the Company as required by Section 7.1(g), demonstrating that the Debt Service Coverage Ratio will be at least 1.15:1.00 from the date of such transfer until the last day of such Dry Docking Year;

(f) each of the Operating Reserve Account, the Debt Service Reserve Account and the Dry Docking Reserve Account is fully funded (by cash or, solely in the cases of the Operating Reserve Account and the Debt Service Reserve Account, by a letter of credit issued by an Acceptable Bank) up to the Operating Reserve Account Required Balance, the Debt Service Reserve Account Required Balance and the Dry Docking Reserve Account Required Balance, respectively;

(g) Charterer has not exercised its right under the Charter Agreement to bareboat the Vessel, unless the Required Holders (in consultation with the Independent Engineer) have confirmed to the Company that such option has taken place in a manner reasonably acceptable to the Required Holders; and

(h) a Total Loss has not occurred.

10.11.	Accounts.

The Company will not open or maintain any bank accounts other than those permitted by the Accounts Agreement.

10.12.	Employees.

The Company will not have any employees.

10.13.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have, or any Affiliate of the Company or any Controlled Entity to have, any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

10.14.	Sale and Leasebacks.

The Company will not be a party to any Sale-and-Leaseback Transaction.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any (i) principal when the same becomes due and payable or (ii) Make-Whole Amount, interest or Additional Payments on any Note or any other amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable, in each case whether at maturity or at a date fixed for prepayment or by declaration or otherwise, provided that, notwithstanding the foregoing, an Event of Default shall not be deemed to have occurred if the failure to pay is caused by an error or omission of an administrative or operational nature and funds were available to the Company to enable it to make payment when due and provided that such error or omission is remedied within three Business Days after notice of such failure being received; or

(b) the Company defaults in the performance of or compliance with any term contained in (i) Section 7.1(c) or Section 10.2, 10.3 or 10.5(b) or (ii) Section 10 (other than those referred to in the preceding clause (i)), and in the case of this clause (ii), such default is not remedied within 10 days (or such longer period not to exceed 30 days during which the Company is diligently attempting to cure such default and has provided details of such efforts to the holders of the Notes; provided that it is reasonable to expect that the default will be cured during such period) after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(b));

(c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a) and (b)) or in any other Financing Document to which it is a party, and such default is not remedied within 30 days after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)); or

(d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(e) the Company or the Manager (to the extent the Manager is an Affiliate of a Sponsor) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing, provided that solely with respect to the Manager, no such event shall constitute an Event of Default if the Manager is replaced by a Replacement Project Participant within 90 days after the occurrence of such event; or

(f) a proceeding or case shall be commenced against the Company or the Manager (to the extent the Manager is an Affiliate of a Sponsor), without the application or consent of the Company or such Manager, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, administration or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of such Person or of all or any substantial part of its Property or (iii) similar relief in respect of such Person under any bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or the Manager shall be entered and continue unstayed and in effect, for a period of 60 or more days in an involuntary case under any bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof, provided that solely with respect to the Manager, no such event shall constitute an Event of Default if the Manager is replaced by a Replacement Project Participant within 90 days after the occurrence of such event; or

(g) any event occurs with respect to the Company which under the Laws of any jurisdiction is analogous to any of the events described in Section 11(e) or (f), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(e) or (f); or

(h) a final judgment or judgments for the payment of money in excess of $5,000,000 (or its equivalent in the relevant currency of payment) (for any single judgment) or $10,000,000 (in the aggregate) are rendered against the Company and which judgments are likely to materially and adversely affect the ability of the Company to perform its obligations under the Financing Documents and are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(i) termination, invalidity, or illegality of, or material breach by any party under, the Charter Agreement or any other Material Project Document; provided that no such event shall constitute an Event of Default if (x) the Company replaces such agreement within 90 days after such termination, breach or other event (or such longer period not to exceed 180 days during which the Company is diligently pursuing replacement and has provided details of such efforts to the holders of the Notes) with a new agreement on terms not materially less favorable with or among the same parties or a Replacement Project Participant and (y) a Ratings Affirmation has been obtained; or

(j) subject to Section 10.2 as it relates to Dispositions, any Secured Party shall cease to have a first priority, perfected Lien on any material Collateral to the extent required by the Security Documents, subject to Permitted Liens.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(e), (f) or (g) (other than an Event of Default described in clause (i) of Section 11(e) or described in clause (vi) of Section 11(e) by virtue of the fact that such clause encompasses clause (i) of Section 11(e)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default (other than an Event of Default described in Section 11(a)) has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued on such unpaid principal amount, on any overdue payment of interest or any overdue payment of any Make-Whole Amount at the Default Rate), plus (y) any accrued Additional Payments, plus (z) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived; provided that with respect to an Event of Default described in Section 11(i), no Make-Whole Amount will be paid if such Event of Default is attributable to a breach by Charterer or a Replacement Project Participant which is not an Affiliate of the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at Law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by Law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of, and Make-Whole Amount and accrued Additional Payments, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount and accrued Additional Payments, if any, and (to the extent permitted by applicable Law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at Law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any registration duty.

13.	TAX INDEMNIFICATION.

All payments whatsoever under this Agreement and the Notes will be made by the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by Law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof);

(c) any U.S. federal Tax imposed under FATCA; or

(d) any combination of clauses (a) through (c) above;

provided further that in no event shall the Company be obligated to pay such additional amounts (i) to any holder of a Note not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the Law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such Law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such Law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority (which in the case of a United Kingdom Form US-Company 2002 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant Quarterly Payment Date.

On or before the date of the Closing the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Denmark pursuant to clause (b) of the second paragraph of this Section 13, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.

Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Company is required by any applicable Law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.	Registration of Notes.

The Company shall keep at its registered office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.	Transfer and Exchange of Notes.

(a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $200,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and 6.2 and any purported transfer of a Note not in accordance with this Section 14.2 shall be null and void and shall not be given effect for any purpose whatsoever.

(b) Within 15 Business Days of receiving notice of any sale, transfer or assignment of any Note by the holder thereof, the Company shall, with the Collateral Agent, enter into and cause to be registered with the Danish International Register of Shipping an amendment to the Mortgage to register the transferee of such Note as a creditor thereunder.

14.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.	PAYMENTS ON NOTES.

15.1.	Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank Northwest, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.	EXPENSES, ETC.

16.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by each Agent, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the other Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Financing Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Financing Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

16.2.	Certain Taxes.

The Company agrees to pay all stamp, documentary, filing or similar Taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement and the other Financing Documents or the execution, registration and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or Denmark or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes or any of the other Financing Documents, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each Agent and each holder of a Note to the extent permitted by applicable Law harmless against any loss or liability resulting from nonpayment or delay in payment of any such Tax or fee required to be paid by the Company hereunder.

16.3.	Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Financing Document shall be deemed representations and warranties of the Company under this Agreement or such other Financing Document. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18.	AMENDMENT AND WAIVER.

18.1.	Requirements.

This Agreement, the Notes and the other Financing Documents may be amended, and the observance of any term hereof, of the Notes or of any other Financing Document may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Section 8 (except as set forth in Section 18.1(c)), 11(a), 11(b), 12, 13, 18, 21 or 24.9; and

(c) the provisions of Section 8.7 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding only with the written consent of the Company and the holders of at least 80% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

18.2.	Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of any other Financing Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each Purchaser and to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

18.3.	Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note.

18.4.	Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Document, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized international commercial delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at Suite 2000 Bentall 5, 550 Burrard Street, Vancouver, BC V6C 2K2, to the attention of Renee Eng, Treasury Manager (Renee.Eng@Teekay.com) or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv) if to the Collateral Agent, to the Collateral Agent at the address specified for such communications on its signature page hereto, or at such other address as the Collateral Agent shall have specified to the Company in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement, the Notes and the other Financing Documents have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable Law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Denmark, England or any other jurisdiction in respect hereof or thereof.

20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Law applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 21, the terms of this Section 21 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.	COLLATERAL AGENT.

23.1.	Appointment.

Each Purchaser hereby designates and appoints Wells Fargo Bank Northwest, N.A. to act as the Collateral Agent under the Financing Documents, and authorizes the Collateral Agent to (a) enter into this Agreement and each of the other Financing Documents to which it is a party, including the Accounts Agreement (and ratifies any such Financing Document entered into prior to the date hereof), (b) appoint the Accounts Bank pursuant to the terms of Accounts Agreement, and (c) take such actions on its behalf under the provisions of the Financing Documents and exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Financing Documents, together with such other powers as are reasonably incidental thereto.

24.	MISCELLANEOUS.

24.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

24.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

24.3.	Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with applicable Accounting Principles. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with applicable Accounting Principles, and all financial statements shall be prepared in accordance with applicable Accounting Principles. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

24.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.5.	Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

24.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.7.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

24.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable Law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any Secured Party in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, to Watson, Farley & Williams LLP, as its agent for the purpose of accepting service of any process in the United States at 1133 Avenue of the Americas, New York, New York 10036 or delivering a copy thereof in the manner for delivery of notices specified in Section 19. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable Law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 24.8 shall affect the right of any Secured Party to serve process in any manner permitted by law, or limit any right that Secured Parties may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The Company hereby irrevocably appoints Watson, Farley & Williams LLP to receive for it, and on its behalf, service of process in the United States.

(f) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

24.9.	Obligation to Make Payment in Dollars.

Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any Secured Party in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the Secured Obligations of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Secured Party, the Company agrees to the fullest extent permitted by Law, to indemnify and save harmless such Secured Party from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by Law, constitute an obligation separate and independent from the other Secured Obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Secured Party from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

[Signature Pages Follow]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

MERIDIAN SPIRIT APS

By

Name:
Title:

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

This Agreement is hereby accepted and agreed to as of the date hereof.

Wells Fargo Bank Northwest, N.A.,
as Collateral Agent

By:	/s/ David Wall

Name:	David Wall
Title:	Vice President

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

AMERICAN GENERAL LIFE INSURANCE COMPANY,

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY,

UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY and

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, each as Purchaser

By: AIG Asset Management (U.S.), LLC, as Investment Adviser

By:	/s/ John H. Pollock

	Name:	John H. Pollock
	Title:	Managing Director

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, as Purchaser

By:	/s/ BRIAN F. LANDRY

	Name:	BRIAN F. LANDRY
	Title:	ASSISTANT TREASURER

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

AVIVA LIFE AND ANNUITY COMPANY and

ROYAL NEIGHBORS OF AMERICA, each as Purchaser

By: Aviva Investors North America, Inc., Its authorized attorney-in-fact

By:	/s/ Roger D. Fors

	Name:	Roger D. Fors
	Title:	VP-Private Fixed Income

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, as Purchaser

By:	/s/ Barry Scheinholtz

	Name:	Barry Scheinholtz
	Title:	Senior Director

THE GUARDIAN INSURANCE & ANUITY COMPANY, INC., as Purchaser

By:	/s/ Barry Scheinholtz

	Name:	Barry Scheinholtz
	Title:	Senior Director

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

ING LIFE INSURANCE AND ANNUITY COMPANY,

ING USA ANNUITY AND LIFE INSURANCE COMPANY,

RELIASTAR LIFE INSURANCE COMPANY,

SECURITY LIFE OF DENVER INSURANCE COMPANY and

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, each as Purchaser

By:	ING Investment Management LLC, as Agent

By:	/s/ Paul Aronson

	Name:	Paul Aronson
	Title:	Senior Vice President

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Purchaser

By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

By:	/s/ Alex Alston

	Name:	Alex Alston
	Title:	Vice President

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

OMI MLIC INVESTMENTS LIMITED, as Purchaser

By: Metropolitan Life Insurance Company, Its Investment Manager

METLIFE INVESTORS USA INSURANCE COMPANY, as Purchaser

By: Metropolitan Life Insurance Company, Its Investment Manager

METLIFE INSURANCE COMPANY OF CONNECTICUT, as Purchaser

By: Metropolitan Life Insurance Company, Its Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY, as Purchaser

By:	/s/ John A. Tanyeri

	Name:	John A. Tanyeri
	Title:	Managing Director

METLIFE ALICO LIFE INSURANCE K.K., as Purchaser

By: MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John A. Tanyeri

	Name:	John A. Tanyeri
	Title:	Managing Director

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Purchaser

By:	/s/ Timothy S. Collins

	Name:	Timothy S. Collins
	Title:	Its Authorized Representative

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Purchaser

By:	/s/ Brian E. Lemons

	Name:	Brian E. Lemons
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as Purchaser

By: Prudential Investment Management, Inc., as investment manager

By:	/s/ Brian E. Lemons

	Name:	Brian E. Lemons
	Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD., as Purchaser

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Brian E. Lemons

	Name:	Brian E. Lemons
	Title:	Vice President

MTL INSURANCE COMPANY, as Purchaser

By: Prudential Private Placement Investors, L.P., as Investment Advisor

By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Brian E. Lemons

	Name:	Brian E. Lemons
	Title:	Vice President

Signature Page - Note Purchase Agreement - Meridian Spirit ApS

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

1.	Name and Address of Purchaser	Principal Amount	No. of Note
	American General Life Insurance Company	$10,000,000	1
	(S/B/M SunAmerica Annuity & Life Assurance Company)

Registered name to be included on Note:

AGL-DEL

(A)	All payments by wire transfer of immediately available funds to:

State Street Bank & Trust Company

ABA # 011-000-028

Account Name: AGL – SAAL PHYSICAL; Fund Number PAE2

Account Number: 1029-750-5

Reference: PPN# and Prin.: $        ; Int.: $

Please include PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable to identify the source and application of such funds.

(B)	Address for notices regarding payments, audit confirmations and related correspondence and written confirmations of such wire transfers to:

AGL - SunAmerica Annuity & Life Assurance Company (PAE2)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices (only) to:

AGL - SunAmerica Annuity & Life Assurance Company (PAE2)

c/o State Street Bank Corporation, Insurance Services

Fax: (816) 871-5539

* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: complianceprivateplacements@aig.com

* Note: Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(C)	All other communications shall be addressed to:

AGL - SunAmerica Annuity & Life Assurance Company (PAE2)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(D)	Instructions for physical delivery of the Note:

DTCC

Newport Office Center

570 Washington Blvd.

Jersey City, NJ 07310

Attn: 5th Floor / NY Window / Robert Mendez

Account Name: AGL – SAAL PHYSICAL

Fund Number: PAE2

Contact: Brenda J. Sharp, Phone: (816) 871-9154

(E)	Tax Identification Number: 25-0598210, Nominee Tax ID: 74-2058550

2.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Variable Annuity Life Insurance Company	$10,400,000	2

Registered name to be included on Note:

HARE & CO., LLC

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA # 021-000-018

Account Number: GLA111566

For Further Credit to: VARIABLE ANNUITY LIFE INSURANCE CO.; Account No. 260735

Reference: PPN# and Prin.: $        ; Int.: $

Please include PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable to identify the source and application of such funds.

(B)	Address for notices regarding payments, audit confirmations and related correspondence and written confirmations of such wire transfers to:

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices (only) to:

The Variable Annuity Life Insurance Company (260735)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: complianceprivateplacements@aig.com

* Note: Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(C)	All other communications shall be addressed to:

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Window A or Free Receive Dept. (via registered mail)

New York, N.Y. 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

Account Number: 260735

(E)	Tax Identification Number: 74-1625348, Nominee Tax ID: 13-6062916

3.	Name and Address of Purchaser	Principal Amount	No. of Note
	United Guaranty Residential Insurance Company	$700,000	3

Registered name to be included on Note:

HARE & CO., LLC

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name: BNYM Income

Account Number: GLA111566

Reference: P&I Dept.; PPN# and Prin.: $        ; Int.: $

Please include PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable to identify the source and application of such funds.

(B)	Address for notices regarding payments, audit confirmations and related correspondence and written confirmation of such wire transfers to:

United Guaranty Residential Insurance Company (1028783566)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices (only) to:

United Guaranty Residential Insurance Company (1028783566)

c/o U.S. Bank N.A.

Fax: Lisa Nadel (202) 261-0810

* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: complianceprivateplacements@aig.com

* Note: Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(C)	All other communications shall be addressed to:

United Guaranty Residential Insurance Company (1028783566)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street - 3rd Floor / Window A

New York, N.Y. 10286

For account: U.S. Bank N.A. # 117612

(E)	Tax Identification Number: 42-0885398, Nominee Tax ID: 13-6062916

4.	Name and Address of Purchaser	Principal Amount	No. of Note
	National Union Fire Insurance Company of Pittsburgh, PA	$9,900,000	4

Registered name to be included on Note:

HARE & CO., LLC

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA # 021-000-018

Account Number: GLA111566

For Further Credit to: NATIONAL UNION FIRE INSURANCE CO.; Account No: 554910

Reference: P&I Dept.; PPN# and Prin.: $        ; Int.: $

Please include PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable to identify the source and application of such funds.

(B)	Address for notices regarding payments, audit confirmations and related correspondence and written confirmations of such wire transfer to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices (only) to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: complianceprivateplacements@aig.com

* Note: Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(C)	All other communications shall be addressed to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR Email:

AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Window A or Free Receive Dept. (via registered mail)

New York, N.Y. 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA

Account Number: 554910

(E)	Tax Identification Number: 25-0687550, Nominee Tax ID: 13-6062916

5.	Name and Address of Purchaser	Principal Amount	No. of Note
	Allianz Life Insurance Company of North America	$10,000,000	5

Registered name to be included on Note:

MAC & CO.

(A)	All payments by wire transfer of immediately available funds to:

Federal Funds Wire Transfer

MAC & CO.

The Bank of New York Mellon

ABA # 011001234

BNY Mellon Account No. AZAF6700422

DDA 0000125261

Cost Center 1253

Re: Name of Issuer:

Description of Security: $         Series          Notes, due

PPN: K7017# AA8

Due Date and Application (as among principal, make whole and interest) of the payment being made:

For Credit to Portfolio Account: AZL Special Investments AZAF6700422

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

Allianz Life Insurance Company of North America

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

P.O. Box 5160

Westport, Connecticut 06881-5160

Phone:203 221 8580

Fax: 203-221-8539

Email: PPT@allianzlife.com

With a copy to:

Kathy Muhl

Supervisor – Income Group

The Bank of New York Mellon

Three Mellon Center – Room 153-1818

Pittsburgh, Pennsylvania 15259

Phone:412 234 5192

Fax: 412-236-0800

Email: Kathy.muhl@bnymellon.com

(C)	All other communications shall be addressed to:

Allianz Life Insurance Company of North America

c/o Allianz Investment Management

Attn: Private Placements

55 Greens Farms Road

P.O. Box 5160

Westport, Connecticut 06881-5160

Phone:203 221 8580

Fax: 203-221-8539

Email: PPT@allianzlife.com

(D)	Instructions for physical delivery of the Note:

Mellon Securities Trust Company

One Wall Street

3rd Floor Receive Window C

New York, NY 10286

For Credit to: Allianz Life Insurance Company of North America,

AZL Special Investments AZAF6700422

(D)	Tax Identification Number: 41-1366075

6.	Name and Address of Purchaser	Principal Amount	No. of Note
	Aviva Life and Annuity Company	$7,000,000	6

Registered name to be included on Note:

AVIVA LIFE AND ANNUITY COMPANY

(A)	All payments by wire transfer of immediately available funds to:

Federal Funds Wire Transfer

The Bank of New York

New York, NY

ABA #: 021000018

Account #: GLA111566

A/C Name: Institutional Custody Insurance Division

For Further Credit: Aviva Life and Annuity Co-Annuity/ Acct. No. 010048

Reference: Please reference the Name of the Company, Description of Security, PPN, Due Date and Application (as among principal, make-whole and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

PREFERRED REMITTANCE: privateplacements@avivausa.com

Aviva Life and Annuity Company

c/o Aviva Investors North America, Inc.

Attn: Private Fixed Income Dept.

215 10th Street, Suite 1000

Des Moines, IA 50309

(C)	All other communications shall be addressed to:

PREFERRED REMITTANCE: privateplacements@avivausa.com

Aviva Life and Annuity Company

c/o Aviva Investors North America, Inc.

Attn: Private Fixed Income Dept.

215 10th Street, Suite 1000

Des Moines, IA 50309

(D)	Instructions for physical delivery of the Note:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO: Aviva Life and Annuity Co-Annuity, A/C #010048

(E)	Tax Identification Number: 42-0175020
UK Passport Treaty Number (if applicable): 13/A/338715/DTTP

7.	Name and Address of Purchaser	Principal Amount	No. of Note
	Aviva Life and Annuity Company	$10,000,000	7

Registered name to be included on Note:

AVIVA LIFE AND ANNUITY COMPANY

(A)	All payments by wire transfer of immediately available funds to:

Federal Funds Wire Transfer

The Bank of New York

New York, NY

ABA #: 021000018

Account #: GLA111566

A/C Name: Institutional Custody Insurance Division

For Further Credit: Aviva Life and Annuity Co-Annuity/ Acct. No. 447702

Reference: Please reference the Name of the Company, Description of Security, PPN, Due Date and Application (as among principal, make-whole and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

PREFERRED REMITTANCE: privateplacements@avivausa.com

Aviva Life and Annuity Company

c/o Aviva Investors North America, Inc.

Attn: Private Fixed Income Dept.

215 10th Street, Suite 1000

Des Moines, IA 50309

(C)	All other communications shall be addressed to:

PREFERRED REMITTANCE: privateplacements@avivausa.com

Aviva Life and Annuity Company

c/o Aviva Investors North America, Inc.

Attn: Private Fixed Income Dept.

215 10th Street, Suite 1000

Des Moines, IA 50309

(D)	Instructions for physical delivery of the Note:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO: Aviva Life and Annuity Co-Annuity, A/C #447702

(E)	Tax Identification Number: 42-0175020
UK Passport Treaty Number (if applicable): 13/A/338715/DTTP

8.	Name and Address of Purchaser	Principal Amount	No. of Note
	Royal Neighbors of America	$1,000,000	8

Registered name to be included on Note:

ELL & CO

(A)	All payments by wire transfer of immediately available funds to:

Federal Funds Wire Transfer

Northern Chgo/Trust

ABA #: 071000152

Credit wire account 5186041000

F/C 26-73769/Royal Neighbors

Attn:INC/DIVReference: Please reference the Name of Company, Description of Security, PPN, Due Date and Application (as among principal, make-whole and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

PREFERRED REMITTANCE:

Ell & Co, c/o Northern Trust Co.

PO Box 92395, Chicago, IL 60675

With copy to:

PREFERRED REMITTANCE: privateplacements@avivausa.com

Royal Neighbors of America

c/o Aviva Investors North America, Inc.

Attn: Private Fixed Income

215 10th Street, Suite 1000

Des Moines, IA 50309

(C)	All other communications shall be addressed to:

PREFERRED REMITTANCE: privateplacements@avivausa.com

Royal Neighbors of America

c/o Aviva Investors North America, Inc.

Attn: Private Fixed Income

215 10 th Street, Suite 1000

Des Moines, IA 50309

(D)	Instructions for physical delivery of the Note:

Northern Trust Co

Trade Securities Processing, C1N

801 South Canal Street

Chicago, IL 60607

(E)	Tax Identification Number: 36-1711198, Nominee Tax ID: 36-6412623

9.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Guardian Life Insurance Company of America	$8,500,000	9

Registered name to be included on Note:

The Guardian Life Insurance Company of America

(A)	All payments by wire transfer of immediately available funds to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G05978, Guardian Life, CUSIP # K7017# AA8, Meridian Spirit ApS

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Edward Brennan

Investment Department 9-A

FAX # (212) 919-2658

Email address: edward_brennan@glic.com

(C)	All other communications shall be addressed to:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Edward Brennan

Investment Department 9-A

FAX # (212) 919-2658

Email address: edward_brennan@glic.com

(D)	Instructions for physical delivery of the Note:

JP Morgan Chase Bank, N.A.

4 Chase Metrotech Center – 3rd Floor

Brooklyn, NY 11245-0001

Reference A/C #G05978, Guardian Life

(E)	Tax Identification Number: 13-5123390

10.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Guardian Insurance & Annuity Company, Inc.	$1,500,000	10
	GIAC-Life Annuity/GIAC-100

Registered name to be included on Note:

The Guardian Insurance & Annuity Company, Inc.

(A)	All payments by wire transfer of immediately available funds to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C # G01713, GIAC Fixed Payout, CUSIP # K7017# AA8, Meridian Spirit ApS

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

The Guardian Insurance & Annuity Company, Inc.

c/o The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Edward Brennan

Investment Department 9-A

FAX # (212) 919-2658

Email address: edward_brennan@glic.com

(C)	All other communications shall be addressed to:

The Guardian Insurance & Annuity Company, Inc.

c/o The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Edward Brennan

Investment Department 9-A

FAX # (212) 919-2658

Email address: edward_brennan@glic.com

(D)	Instructions for physical delivery of the Note:

JP Morgan Chase Bank, N.A.

4 Chase Metrotech Center – 3rd Floor

Brooklyn, NY 11245-0001

Reference A/C # G01713, GIAC Fixed Payout

(E)	Tax Identification Number: 13-2656036

11.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Lincoln National Life Insurance Company	$5,000,000	11

Registered name to be included on Note:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

One Wall Street, New York, NY 10286

ABA #: 021000018

BNF Account #: IOC566

Attn: The Bank of New York Mellon Private Placement P & I Dept.

For Further Credit: The Lincoln National Life Insurance Company

Further Credit A/C #: 215715

REF: PPN #: K7017# AA8 / SECURITY DESC / PAYT REASON

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

Lincoln Financial Group

1300 South Clinton Street

Fort Wayne, IN 46802

Attn: K. Estep – Investment Accounting

Investment Accounting Fax: 260-455-2622

with a copy to:

The Bank of New York Mellon

P.O. Box 19266

Newark, New Jersey 07195

Attn: Private Placement P & I Dept

Ref: Acct Name/Custody A/C# /PPN#: K7017# AA8

and

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654

(C)	All other communications shall be addressed to:

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

Attn: Free Receive Department

Contact Person:Anthony Saviano, Dept. Manager (Telephone 212-635-6764)

One Wall Street, 3RD Floor

New York, NY 10286

(in cover letter reference note amt, acct name, and bank custody acct #)

Please fax copy of cover letter to: Karen Costa – The Bank of New York Mellon

                                                         Fax #: (315) 414-5017

(E)	Tax Identification Number: 35-0472300

12.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Lincoln National Life Insurance Company	$6,000,000	12

Registered name to be included on Note:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

One Wall Street, New York, NY 10286

ABA #: 021000018

BNF Account #: IOC566

Attn: The Bank of New York Mellon Private Placement P & I Dept.

For Further Credit: The Lincoln National Life Insurance Company

Further Credit A/C #: 216625

REF: PPN #: K7017# AA8 / SECURITY DESC / PAYT REASON

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

Lincoln Financial Group

1300 South Clinton Street

Fort Wayne, IN 46802

Attn: K. Estep – Investment Accounting

Investment Accounting Fax: 260-455-2622

with a copy to:

The Bank of New York Mellon

P.O. Box 19266

Newark, New Jersey 07195

Attn: Private Placement P & I Dept

Ref: Acct Name/Custody A/C# /PPN#: K7017# AA8

and

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654

(C)	All other communications shall be addressed to:

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

Attn: Free Receive Department

Contact Person: Anthony Saviano, Dept. Manager (Telephone 212-635-6764)

One Wall Street, 3RD Floor

New York, NY 10286

(in cover letter reference note amt, acct name, and bank custody acct #)

Please fax copy of cover letter to: Karen Costa – The Bank of New York Mellon

                                                         Fax #: (315) 414-5017

(E)	Tax Identification Number: 35-0472300

13.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Lincoln National Life Insurance Company	$7,000,000	13

Registered name to be included on Note:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

One Wall Street, New York, NY 10286

ABA #: 021000018

BNF Account #: IOC566

Attn: The Bank of New York Mellon Private Placement P & I Dept.

For Further Credit: The Lincoln National Life Insurance Company

Further Credit A/C #: 215733

REF: PPN #: K7017# AA8 / SECURITY DESC / PAYT REASON

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

Lincoln Financial Group

1300 South Clinton Street

Fort Wayne, IN 46802

Attn: K. Estep – Investment Accounting

Investment Accounting Fax: 260-455-2622

with a copy to:

The Bank of New York Mellon

P.O. Box 19266

Newark, New Jersey 07195

Attn: Private Placement P & I Dept

Ref: Acct Name/Custody A/C# /PPN#: K7017# AA8

and

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654

(C)	All other communications shall be addressed to:

Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, PA 19103

Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

Attn: Free Receive Department

Contact Person: Anthony Saviano, Dept. Manager (Telephone 212-635-6764)

One Wall Street, 3RD Floor

New York, NY 10286

(in cover letter reference note amt, acct name, and bank custody acct #)

Please fax copy of cover letter to:	Karen Costa – The Bank of New York Mellon
Fax #: (315) 414-5017

(E)	Tax Identification Number: 35-0472300

14.	Name and Address of Purchaser	Principal Amount	No. of Note
	ING USA Annuity and Life Insurance Company	$9,600,000	14

Registered name to be included on Note:

ING USA ANNUITY AND LIFE INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA #: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373

Reference: CUSIP #: K7017# AA8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Fax: (770) 690-5316

(C)	All other communications shall be addressed to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Private Placements

Fax: (770) 690-5342

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Joyce Resnick

Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373; RLIC/Acct. 187035; ILIAC/Acct. 216101; SLD/Acct. 178157; RLNY/Acct. 187038; SLD/Acct. 178165) and the following information:

The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:

Telephone #:

E-mail:

(E)	Tax Identification Number: 41-0991508

15.	Name and Address of Purchaser	Principal Amount	No. of Note
	Reliastar Life Insurance Company	$5,700,000	15

Registered name to be included on Note:

RELIASTAR LIFE INSURANCE COMPANY

(A)	All payments on account of the Note shall be made by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA#: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035

Reference: CUSIP #: K7017# AA8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Fax: (770) 690-5316

(C)	All other communications shall be addressed to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Private Placements

Fax: (770) 690-5342

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Joyce Resnick

Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373; RLIC/Acct. 187035; ILIAC/Acct. 216101; SLD/Acct. 178157; RLNY/Acct. 187038; SLD/Acct. 178165) and the following information:

The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:

Telephone #:

E-mail:

(E)	Tax Identification Number: 41-0451140

16.	Name and Address of Purchaser	Principal Amount	No. of Note
	ING Life Insurance and Annuity Company	$11,200,000	16

Registered name to be included on Note:

ING LIFE INSURANCE AND ANNUITY COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA#: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101

Reference: CUSIP #: K7017# AA8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Fax: (770) 690-5316

(C)	All other communications shall be addressed to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Private Placements

Fax: (770) 690-5342

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Joyce Resnick

Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373; RLIC/Acct. 187035; ILIAC/Acct. 216101; SLD/Acct. 178157; RLNY/Acct. 187038; SLD/Acct. 178165) and the following information:

The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:

Telephone #:

E-mail:

(E)	Tax Identification Number: 71-0294708

17.	Name and Address of Purchaser	Principal Amount	No. of Note
	Security Life of Denver Insurance Company	$3,800,000	17

Registered name to be included on Note:

SECURITY LIFE OF DENVER INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA#: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: SLD/Acct. 178157

Reference: CUSIP #: K7017# AA8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Fax: (770) 690-5316

(C)	All other communications shall be addressed to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Private Placements

Fax: (770) 690-5342

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Joyce Resnick

Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373; RLIC/Acct. 187035; ILIAC/Acct. 216101; SLD/Acct. 178157; RLNY/Acct. 187038; SLD/Acct. 178165) and the following information:

The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:

Telephone #:

E-mail:

(E)	Tax Identification Number: 84-0499703

18.	Name and Address of Purchaser	Principal Amount	No. of Note
	Reliastar Life Insurance Company of New York	$600,000	18

Registered name to be included on Note:

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA#: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLNY/Acct. 187038

Reference: CUSIP #: K7017# AA8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Fax: (770) 690-5316

(C)	All other communications shall be addressed to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Private Placements

Fax: (770) 690-5342

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Joyce Resnick

Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373; RLIC/Acct. 187035; ILIAC/Acct. 216101; SLD/Acct. 178157; RLNY/Acct. 187038; SLD/Acct. 178165) and the following information:

The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:

Telephone #:

E-mail:

(E)	Tax Identification Number: 53-0242530

19.	Name and Address of Purchaser	Principal Amount	No. of Note
	Security Life of Denver Insurance Company	$100,000	19

Registered name to be included on Note:

SECURITY LIFE OF DENVER INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA#: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: SLD/Acct. 178165

Reference: CUSIP #: K7017# AA8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Fax: (770) 690-5316

(C)	All other communications shall be addressed to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Private Placements

Fax: (770) 690-5342

(D)	Instructions for physical delivery of the Note:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Joyce Resnick

Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (ING USA/Acct. 136373; RLIC/Acct. 187035;

ILIAC/Acct. 216101; SLD/Acct. 178157; RLNY/Acct. 187038; SLD/Acct. 178165) and the following information:

The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:

Telephone #:

E-mail:

(E)	Tax Identification Number: 84-0499703

20.	Name and Address of Purchaser	Principal Amount	No. of Note
	OMI MLIC Investments Limited	$4,000,000	20

Registered name to be included on Note:

OMI MLIC Investments Limited

(A)	All payments by wire transfer of immediately available funds to:

Bank Name: JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account No.: 323-8-61962

Account Name: OMI MLIC Investments Limited

Ref: Meridian Spirit APS 4.11% DUE 08/01/2030

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(B)	Address for all notices and communications:

OMI MLIC Investments Limited

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

AND:

OMI MLIC Investments Limited

c/o MetLife Investments Limited

Level 34

One Canada Square

Canary Wharf

London E14 5AA, England

Attention: Investments, Private Placements

Facsimile: 011-44-20-7632-8101

With a copy OTHER than with respect to deliveries of financial statements to:

OMI MLIC Investments Limited

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(C)	Instructions for physical delivery of the Note:

OMI MLIC Investments Limited

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Kenney, Esq

(D)	Tax Identification Number: N/A

21.	Name and Address of Purchaser	Principal Amount	No. of Note
	Metropolitan Life Insurance Company	$1,000,000	21

Registered name to be included on Note:

Metropolitan Life Insurance Company

(A)	All payments by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	477931070
Account Name:	Metropolitan Life Insurance Company-Separate Account 714
Ref:	Meridian Spirit APS 4.11% due 08/01/2030

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(B)	Address for all notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(C)	Instructions for physical delivery of the Note:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Kenney, Esq.

(D)	Tax Identification Number: 13-5581829

UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

22.	Name and Address of Purchaser	Principal Amount	No. of Note
	MetLife Alico Life Insurance K.K.	$10,000,000	22

Registered name to be included on Note:

MetLife Alico Life Insurance K.K.

(A)	All payments by wire transfer of immediately available funds to:

Bank Name:	Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:	021000089
Acct No./DDA:	30872002
Acct Name:	METLIFE ALICO PP NON-GGA
Ref:	Meridian Spirit APS 4.11% DUE 08/01/2030

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(B)	Address for all notices and communications:

Alico Asset Management Corp. (Japan)
Administration Department
ARCA East 7F, 3-2-1 Kinshi
Sumida-ku, Tokyo 130-0013 Japan
Attention:	Administration Dept. Manager
Email:	saura@metlife.co.jp

With a copy to:

MetLife Investment Management, LLC

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Investment Management, LLC

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(C)	Instructions for physical delivery of the Note:

MetLife Investment Management, LLC

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Kenney, Esq.

(D)	Tax Identification Number: 98-1037269 (USA) and 00661996 (Japan)

UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

23.	Name and Address of Purchaser	Principal Amount	No. of Note
	MetLife Investors USA Insurance Company	$2,000,000	23

Registered name to be included on Note:

MetLife Investors USA Insurance Company

(A)	All payments by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-431530
Account Name:	MetLife Investors USA Insurance Company
Ref:	Meridian Spirit APS 4.11% DUE 08/01/2030

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(B)	Address for all notices and communications:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(C)	Instructions for physical delivery of the Note:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Kenney, Esq.

(D)	Tax Identification Number: 54-0696644

UK Passport Treaty Number (if applicable): 13/M/271420/DTTP

24.	Name and Address of Purchaser	Principal Amount	No. of Note
	Metropolitan Life Insurance Company	$12,000,000	24

Registered name to be included on Note:

Metropolitan Life Insurance Company

(A)	All payments by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Ref:	Meridian Spirit APS 4.11% DUE 08/01/2030

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(B)	Address for all notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(C)	Instructions for physical delivery of the Note:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Kenney, Esq.

(D)	Tax Identification Number: 13-5581829

UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

25.	Name and Address of Purchaser	Principal Amount	No. of Note
	MetLife Insurance Company of Connecticut	$2,000,000	25

Registered name to be included on Note:

MetLife Insurance Company of Connecticut

(A)	All payments by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	910-2-587434
Account Name:	MetLife Insurance Company of Connecticut
Ref:	Meridian Spirit APS 4.11% DUE 08/01/2030

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(B)	Address for all notices and communications:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(C)	Instructions for physical delivery of the Note:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Daniel Kenney, Esq.

(D)	Tax Identification Number: 06-0566090

UK Passport Treaty Number (if applicable): 13/M/61653/DTTP

26.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Northwestern Mutual Life Insurance Company	$28,000,000	26

Registered name to be included on Note:

The Northwestern Mutual Life Insurance Company

(A)	All payments by wire transfer of immediately available funds to:

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company.

E-mail: payments@northwesternmutual.com

Phone: (414) 665-1679

Please provide sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Investment Operations

E-mail: payments@northwesternmutual.com

Phone: (414) 665-1679

(C)	All other communications shall be addressed to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Securities Department

E-mail: privateinvest@northwesternmutual.com

Facsimile: (414) 665- 7124

(D)	Instructions for physical delivery of the Note:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Anne T. Brower

(E)	Tax Identification Number: 39-0509570

27.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Prudential Insurance Company of America	$6,000,000	27

Registered name to be included on Note:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(A)	All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank

New York, NY

ABA No.: 021-000-021

Account Name: The Prudential - Privest Portfolio

Account No.: P86189 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “4.11% Senior Secured Notes due 2030, Security No. INV11674, PPN: K7017# AA8” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile:(888) 889-3832

(C)	All other communications shall be addressed to:

The Prudential Insurance Company of America

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

(D)	Instructions for physical delivery of the Note:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Jaya McClure

Telephone: (214) 720-6207

(E)	Tax Identification Number: 22-1211670

28.	Name and Address of Purchaser	Principal Amount	No. of Note
	Prudential Retirement Insurance and Annuity Company	$1,000,000	28

Registered name to be included on Note:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

(A)	All payments by wire transfer of immediately available funds to:

JP Morgan Chase Bank

New York, NY

ABA No. 021000021

Account Name: PRIAC - SA - Principal Preservation - Privates

Account No. P86345 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “4.11% Senior Secured Notes due 2030, Security No. INV11674, PPN: K7017# AA8” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 802-8107

Facsimile:(888) 889-3832

(C)	All other communications shall be addressed to:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

(D)	Instructions for physical delivery of the Note:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Jaya McClure

Telephone: (214) 720-6207

(E)	Tax Identification Number: 06-1050034

29.	Name and Address of Purchaser	Principal Amount	No. of Note
	The Gibraltar Life Insurance Co., Ltd.	$8,000,000	29

Registered name to be included on Note:

THE GIBRALTAR LIFE INSURANCE CO., LTD.

(A)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.: 021-000-021

Account Name: GIBPRVHFR1

Account No.: P30782 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “4.11% Senior Secured Notes due 2030, Security No. INV11674, PPN: K7017# AA8” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No. 021-000-021

Account No. 304199036

Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “4.11% Senior Secured Notes due 2030, Security No. INV11674, PPN: K7017# AA8” and the due date and application (e.g., type of fee) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Telephone: 81-3-5501-6680

Facsimile: 81-3-5501-6432

E-mail: mizuho.matsumoto@gib-life.co.jp

Attention:	Mizuho Matsumoto, Team Leader of Investment
Administration Team

(C)	All other communications shall be addressed to:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

(D)	Instructions for physical delivery of the Note:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Jaya McClure

Telephone: (214) 720-6207

(E)	Tax Identification Number: 98-0408643

30.	Name and Address of Purchaser	Principal Amount	No. of Note
	MTL Insurance Company	$3,000,000	30

Registered name to be included on Note:

MTL INSURANCE COMPANY

(A)	All payments by wire transfer of immediately available funds to:

The Northern Trust Company

ABA # 071000152

Credit Wire Account # 5186061000

FFC: 26-32065/MTL Insurance Company - Prudential

Each such wire transfer shall set forth the name of the Company, a reference to “4.11% Senior Secured Notes due 2030, PPN: K7017# AA8” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(B)	Address for notices regarding payments and written confirmations of such wire transfers to:

MTL Insurance Company

1200 Jorie Blvd.

Oak Brook, IL 60522-9060

Attention: Margaret Culkeen

(C)	All other communications shall be addressed to:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

2200 Ross Avenue , Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

(D)	Instructions for physical delivery of the Note:

Send physical security by nationwide overnight delivery service to:

Northern Trust Co

Trade Securities Processing

801 South Canal Street

C1N

Chicago, IL 60607

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (MTL Insurance Company-Prudential; Account Number: 26-32065).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention: Trade Management, Manager

Telephone: (973) 367-3141

(E)	Tax Identification Number: 36-1516780

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Abandonment” means a formal, public announcement by the Company of a decision to abandon or indefinitely defer, or the abandonment of, the construction, completion or operation of any material portion of the Project for any reason.

“Acceptable Bank” means any bank or financial institution whose long-term unsecured and non-credit enhanced debt obligations are rated at least “A-” by S&P or Fitch or “A3” by Moody’s, or a comparable rating from an internationally recognized credit rating agency.

“Accounting Principles” means (a) with respect to the Company, generally accepted accounting principles as in effect from time to time in Denmark and (b) with respect to any other Person, generally accepted accounting principles as in effect from time to time in the United States.

“Accounts” is defined in the Accounts Agreement.

“Accounts Agreement” means the Accounts Agreement entered into or to be entered into among the Company, the Accounts Bank and the Collateral Agent, as it may be amended or supplemented from time to time.

“Accounts Bank” means Wells Fargo Bank Northwest, N.A., and shall include any successor Accounts Bank appointed pursuant to the Accounts Agreement, which successor shall be an Acceptable Bank.

“Additional Payments” is defined in Section 8.3.

“Additional Project Document” means any contract or agreement relating to the operation, maintenance, repair or use of the Vessel entered into by the Company with any other Person subsequent to the date hereof (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agents” means, individually or collectively, as the context may require, the Collateral Agent and the Accounts Bank.

“Agreement” means this Agreement, as it may be amended or supplemented from time to time.

“Anti-Corruption Laws” is defined in Section 5.15(d).

“Anti-Money Laundering Laws” is defined in Section 5.15(c).

“Blocked Person” is defined in Section 5.15(a).

“Business Day” means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in (i) New York, New York, (ii) London, England, (iii) Vancouver, British Columbia or (iv) Denmark are required or authorized to be closed.

“Called Principal” is defined in Section 8.8.

“Capital Expenditures” means, for any period after the Closing, expenditures made by (or on behalf of) the Company to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with applicable Accounting Principles (other than such expenditures paid out of casualty insurance proceeds).

“Cash Flow Available for Debt Service” means, for any period, (a) the sum of (i) Project Revenues during such period plus (ii) any transfers from the Dry Docking Reserve Account or the Operating Reserve Account to pay Dry Docking Costs and/or Operating Costs during such period, less (b) (i) Dry Docking Costs and Operating Costs incurred during such period, less (ii) the amount of any funds deposited in the Dry Docking Reserve Account or the Operating Reserve Account during such period to satisfy the Dry Docking Reserve Account Required Balance and/or the Operating Reserve Account Required Balance.

“Change in Tax Law” is defined in Section 8.3.

“Change of Control” is defined in Section 8.4.

“Charter Agreement” means the LNG carrier time charterparty for the Vessel, dated as of December 9, 2011, entered into between Charterer and the Company with an initial term of 18 years (subject to extension), as amended or supplemented from time to time.

“Charterer” means Total E&P Norge AS or its Replacement Project Participant.

“Charterer Dry Docking Contribution” is defined in the Accounts Agreement.

“CISADA” is defined in Section 5.15(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Collateral Agent” means Wells Fargo Bank Northwest, N.A., acting in its capacity as Collateral Agent for the Purchasers and the holders of the Notes, and shall include any successor Collateral Agent, which successor shall be an Acceptable Bank.

“Company” is defined in the preamble hereto.

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, nationalization, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any Governmental Authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition for title.

“Confidential Information” is defined in Section 21.

“Consent Agreement” means (i) the Direct Agreement and (ii) if applicable, with respect to an Additional Project Document a consent agreement among the Person party to such Additional Project Document, the Collateral Agent and the Company, substantially in the form of Exhibit 2.

“Contract on Hiring-out of Labour” means that certain agreement for the provision of employees by Erria A/S to, among others, the Company, dated December 21, 2012, as amended or supplemented from time to time.

“Controlled Entity” means any Subsidiary of the Company.

“Corporate Services Agreement” means that certain agreement for the provision of certain accounting and other corporate and administrative services between, among others, the Company and the Manager, dated February 28, 2012, as amended or supplemented from time to time.

“Debt Service” means, for any period, the sum of, without duplication, (a) all amounts of principal scheduled to be payable by the Company pursuant to the terms and conditions of the Financing Documents in respect of the Notes during such period plus (b) all interest in respect of the Notes accrued for such period plus (c) any fees payable during such period in accordance with the Financing Documents plus (d) any other financing costs payable to the Secured Parties during such period in accordance with the Financing Documents.

“Debt Service Coverage Ratio” means, with respect to any Quarterly Payment Date and for the 6-month period immediately preceding and including such Quarterly Payment Date (or, in the case of any Quarterly Payment Date occurring during the initial 6-month period after the date of this Agreement, for the period commencing on the Closing and ending on (and including) such Quarterly Payment Date), the ratio of (i) Cash Flow Available for Debt Service for such period over (ii) Debt Service for such period.

“Debt Service Reserve Account” is defined in the Accounts Agreement.

“Debt Service Reserve Account Required Balance” means, as of any Quarterly Payment Date, the amount specified for such Quarterly Payment Date in Schedule 10.10, which amount shall remain constant at all times thereafter until the following Quarterly Payment Date; provided that in no event shall the Debt Service Reserve Account Required Balance be less than, as of any date, an amount equal to the forecasted scheduled Debt Service for the 6 month period beginning on such date.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Direct Agreement” means the Letter of Quiet Enjoyment dated as of June 27, 2013 entered into among Total E&P Norge AS, the Collateral Agent and the Company, as amended or supplemented from time to time.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.8.

“Disposition” means any sale, transfer or other disposition by the Company to any Person of any Property other than cash or Permitted Investments, excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

“Distribution” means any distribution by the Company (in cash, Property of the Company or obligations) on, or other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Company of, any portion of any equity interest in the Company.

“Distribution Account” is defined in the Accounts Agreement.

“Distribution Date” means the date on which any monies are transferred from the Project Account to the Distribution Account for the purpose of making a Distribution, provided that in no event shall there be Distribution Dates on consecutive Quarterly Payment Dates.

“Dollars” or “$” means lawful money of the United States of America.

“Dry Docking Costs” means all costs and expenses included in the Master Maintenance Plan.

“Dry Docking Reserve Account” is defined in the Accounts Agreement.

“Dry Docking Reserve Account Required Balance” means a minimum amount such that, (i) with respect to the first Dry Docking Year, the Dry Docking Reserve Account shall have been pre-funded in equal installments beginning on the first Quarterly Payment Date after Closing and on each of the following Quarterly Payment Dates occurring prior to such Dry Docking Year such that, as of the first day of such Dry Docking Year, the amount on deposit therein is greater than or equal to 100% of the estimated Dry Docking Costs for such Dry Docking Year as set forth in the most recent Master Maintenance Plan and (ii) with respect to any other Dry Docking Year, the Dry Docking Reserve Account shall have been pre-funded in equal installments beginning on the first Quarterly Payment Date occurring during the Previous Dry Docking Year and on each of the following Quarterly Payment Dates occurring prior to such Dry Docking Year such that, as of the first day of each such Dry Docking Year, the amount on deposit therein is greater than or equal to 100% of the estimated Dry Docking Costs for such Dry Docking Year as set forth in the most recent Master Maintenance Plan.

“Dry Docking Schedule” is defined in Section 4.20.

“Dry Docking Year” means each calendar year during which the Dry Docking Costs are estimated to be incurred.

“Environmental Claim” means any notice, inquiry, request for information, investigation, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication, in each case, requesting injunctive or equitable relief, or alleging or asserting a liability or obligation arising under any Environmental Law, including any liability or obligations for investigatory costs, corrective action, rehabilitation, reclamation or restoration costs, cleanup costs, governmental response costs, contribution, cost recovery, damages to natural resources or other Property, personal injuries, fines, penalties or restrictions pursuant to an Environmental Law arising out of or based on (a) the presence, use, exposure to, or release or threatened release of any Hazardous Materials at any location or (b) any violation or alleged violation of any Environmental Law.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Contribution” means the full subscription and full payment for capital stock in the Company pursuant to the relevant Organizational Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Erria Management Agreement” means that certain management agreement relating to the Vessel between the Company and Erria A/S, dated December 21, 2012, as amended or supplemented from time to time.

“Event of Default” is defined in Section 11.

“Event of Loss” means, with respect to any Property of the Company, any loss of, destruction of or damage to, or any condemnation or other taking of, such Property, other than a Total Loss.

“Excess Loss Proceeds” means any Loss Proceeds transferred from the Proceeds Account to the Project Account in accordance with the terms of the Accounts Agreement.

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Final Maturity Date” means August 1, 2030.

“Financing Documents” means, collectively, the following documents:

(a) this Agreement;

(b) the Notes;

(c) the Security Documents;

(d) the Subordination Agreement; and

(e) each other deed, document, agreement or instrument which the Company and the Required Holders agree to designate as a “Financing Document.”

“Fitch” means Fitch Ratings Ltd. or any successor thereto.

“Flag State” means Denmark or any other state or country in which the Vessel is from time to time registered in accordance with the provisions of this Agreement and the other Transaction Documents.

“Forms” is defined in Section 13.

“Good Utility Practices” means the professional practices, methods, equipment, specifications and safety and output standards and industry codes mentioned in the Management Agreements and the Charter Agreement, with respect to the design, installation, operation, maintenance and use of equipment and similar or better machinery, all of the above in compliance with applicable standards of safety, output, dependability, efficiency and economy, including recommended practice of a good, safe, prudent and workman-like character and in compliance with all applicable Laws. Good Utility Practices are not intended to be limited to the optimum or minimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods as practiced in the industry.

“Governmental Approval” means any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority.

“Governmental Authority” means any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local, having jurisdiction over the matter or matters in question, including, without limitation, those in Denmark and the United States.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or obligation or any Property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hire” means the hire rate payable by Charterer to the Company pursuant to the Charter Agreement and any rent, fees or other amounts payable by Charterer to the Company pursuant to any bareboat charter which replaces the Charter Agreement in accordance with the terms thereof.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided that if such Person is a nominee, then for the purposes of Sections 7, 13, 18.2 and 21 and any related definitions in this Schedule B, “holder” means the beneficial owner of such Note whose name and address appear in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication:

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

(c) all liabilities appearing on its balance sheet in accordance with applicable Accounting Principles in respect of capital leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

(f) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under applicable Accounting Principles.

“Independent Engineer” means LNG Shipping Solutions or any other replacement marine surveyor or technical expert acceptable to the Company and the Required Holders.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Operating Budget” is defined in Section 4.21.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Insurance Advisor” means BankServe Insurance Services Limited or any other replacement insurance advisor acceptable to the Company and the Required Holders

“Law” means, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, treaty or other governmental restriction or any interpretation or administration of any of the foregoing by any

Governmental Authority and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“Lease Agreement” means that certain agreement for the lease of office space by Erria A/S to, among others, the Company, dated December 21, 2012, as it may be amended or supplemented from time to time.

“Lien” means, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, conditional assignment, assignment by way of security, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, such Property (and a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property).

“Listed Person” is defined in Section 5.15(a).

“Loss Proceeds” means insurance proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and any payments for interruption of operations) with respect to any Event of Loss or Total Loss.

“Make-Whole Amount” is defined in Section 8.8.

“Management Agreements” means the Teekay Management Agreement and Erria Management Agreement.

“Manager” means Teekay Shipping Limited or another Person that is an Affiliate of Teekay.

“Master Maintenance Plan” is defined in Section 4.20.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, Properties or prospects of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the assets, business or financial condition of the Vessel or the Company, (b) the ability of the Company to make timely payments of principal, interest and other amounts due on the Notes, (c) the ability of the Company or the Manager to perform its material obligations under the Project Documents to which it is a party or of any other Project Participant to perform its material obligations under any Project Document to which it is a party in accordance with the terms thereof; or (d) the legality, validity or enforceability of any payment or other material obligations of (i) the Company under any of the Financing Documents or the Project Documents to which it is a party or of the Liens provided under the Security Documents or (ii) the Manager under any of the Project Documents to which it is a party.

“Material Project Document” means the Charter Agreement, the Teekay Management Agreement and any Additional Project Document that is Material to the operation, maintenance or ownership of the Vessel. For the avoidance of doubt none of Erria Management Agreement, the Corporate Services Agreement, the Contract on Hiring-out of Labour, the Lease Agreement or the Service Agreement shall constitute a Material Project Document.

“Memorandum” is defined in Section 5.3.

“Mortgage” means the letter of indemnity to be entered into by the Company in favor of the Secured Parties constituting a first priority mortgage of the Vessel and to be registered with the Danish International Register of Shipping, as it may be amended or supplemented from time to time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Necessary Governmental Approval” means (a) any Governmental Approval listed in Schedule 5.7, and (b) any other Governmental Approval necessary under applicable Law in connection with (i) the due execution and delivery of, and performance by the Company of its obligations and the exercise of its rights under, the Transaction Documents to which it is a party, (ii) the legality, validity and binding effect or enforceability thereof, and (iii) the acquisition, importation, ownership, construction, installation, operation and maintenance of the Vessel as contemplated by the Transaction Documents, and (in the case of (i), (ii) and (iii)) the failure of which to obtain and maintain could reasonably be expected to have a Material Adverse Effect.

“Net Available Amount” means, (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition and (b) in the case of any Event of Loss, the aggregate amount of Loss Proceeds received by the Company in respect of an Event of Loss net of reasonable expenses incurred by the Company in connection with the collection of such Loss Proceeds.

“Net Cash Payment” means, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company directly or indirectly in connection with such Disposition, provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording Tax expenses, commissions and other fees and expenses paid by the Company in connection with such Disposition and (ii) any income or other Taxes estimated to be payable to a taxing authority by the Company as a result of such Disposition (but only to the extent that such estimated Taxes are in fact paid to the relevant Governmental Authority within one year of the date of such Disposition), provided that any portion of the Taxes contemplated in this clause (a)(ii) that are not paid within 30 days of receipt of the proceeds of such Disposition will become Net Cash Payments at the earlier of (x) the time at which it is determined that such Taxes are not payable and (y) the end of such period, (b) Net Cash Payments shall be net of any repayments by the Company of Indebtedness permitted pursuant to Section 10.6(c), including any prepayment premium thereon, to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property and (c) Net Cash Payments shall be net of any reserve for adjustment in respect of (i) the sale price of Property disposed of established in accordance with applicable Accounting Principles and (ii) any liabilities associated with such Property and retained by the Company after the Disposition thereof, including liabilities related to environmental matters or indemnification obligations associated with such transaction, provided that any portion of the reserves or liabilities contemplated by this clause (c) that are later reversed or canceled will become Net Cash Payments at the time of such reversal or cancellation.

“Note” or “Notes” is defined in Section 1.

“OFAC” is defined in Section 5.15(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means, with respect to the Company, the Pledgor or the Manager, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Offshore Assignment of Insurance and Insurance Proceeds” means the Offshore Assignment of Insurances and Insurance Proceeds entered into or to be entered into among the Company, the Manager and the Collateral Agent, as it may be amended or supplemented from time to time.

“Operating Budget” means the (i) Initial Operating Budget and (ii) the Operating Budget delivered annually pursuant to Section 7.1(i), as each such Operating Budget may be modified from time to time by the Company in accordance with changes to Operating Costs incurred in relation to the Project Documents, including but not limited to (x) the 10% or $100,000 minimum variance in the expected Operating Costs required under the Charter Agreement for changes to the annual budget thereunder and (y) any potential true-up payments required under Appendix II, Section 1.4.4 of the Charter Agreement, and which shall be operative absent manifest error.

“Operating Costs” means for any period with respect to the Project, the sum, computed without duplication, of the following: (a) general and administrative expenses for such period plus (b) payroll and other expenses for operating the Vessel and maintaining it in good repair and operating condition incurred and payable during such period, including amounts payable under the Management Agreements, the Corporate Services Agreement, the Lease Agreement, the Service Agreement and the Contract on Hiring-out of Labour or any replacement agreement therefor and plus (c) insurance costs payable during such period plus (d) applicable sales and excise taxes (if any) payable by the Company with respect to amounts paid under the Charter Agreement, the Management Agreements and the Corporate Services Agreement and other products and services generated by the Project during such period plus (e) franchise taxes payable by the Company during such period plus (f) property taxes payable by the Company during such period plus (g) costs and fees attendant to the obtaining and maintaining in effect the Government Approvals payable during such period plus (h) legal, accounting and other professional fees attendant to any of the foregoing items payable during such period plus (i) any fees and expenses of the Secured Parties during such period not included in Debt Service plus (j) the reasonable costs of administration and enforcement of the Transaction Documents plus (k) to the extent not detailed in the preceding (a) through (j), any other costs for such period included in the Operating Budget (except Dry Docking Costs and other Capital Expenditures). For the avoidance of doubt, “Operating Costs” shall not include: (i) payments into any of the Accounts during such period, (ii) payments of any kind with respect to Distributions during such period, (iii) depreciation for such period and (iv) Dry Docking Costs and any other Capital Expenditures made during such period that are properly chargeable to fixed capital accounts for such period in accordance with Accounting Principles, except to the extent the Charterer has agreed to include reimbursement for such Capital Expenditures in the payment of Hire under the Charter Agreement.

“Operating Reserve Account” is defined in the Accounts Agreement.

“Operating Reserve Account Required Balance” means $500,000.

“Organizational Documents” means, with respect to any Person:

(a) the articles of incorporation, limited liability company agreement, partnership agreement, or other similar organizational document of such Person;

(b) the by-laws or other similar document of such Person;

(c) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of share capital of such Person; and/or

(d) any quotaholders agreement or shareholder rights agreement or other similar agreement.

“Permitted Amendment” means any amendment to the Project Documents by way of change order or written amendment which relates to matters of a purely technical and/or operational nature and which would not, or would not reasonably be expected to:

(a) require the Company to effect or otherwise result in a material structural alteration to the Vessel or affect the safety or structural integrity thereof;

(b) result in any change in the rate, amount, calculation, method or timing of payment of Hire;

(c) result in any change to the allocation of risk and responsibility for the operation of the Vessel under the Charter Agreement or the Management Agreements (unless the sole effect of such amendments is to allocate increased risk and responsibility for the operation of the Vessel to Charterer); or

(d) result in any change in the method of the measurement of the Vessel’s performance.

“Permitted Investments” means:

(a) direct obligations of the United States, or of any agency of the United States, or obligations guaranteed as to principal and interest by the United States or any agency of the United States, maturing in not more than 90 days from the date of acquisition by the Company;

(b) certificates of deposit issued by any Acceptable Bank maturing in not more than 90 days from the date of acquisition by the Company;

(c) commercial paper rated (on the date of acquisition by the Company) “A 1” or “P 1” by S&P or Moody’s, respectively, maturing in not more than 90 days from the date of acquisition by the Company;

(d) repurchase agreements fully secured by obligations described in paragraph (a) above with any Acceptable Bank with maturities not in excess of 90 days; and

(e) shares in money-market mutual funds having assets of $1,000,000,000 or more that invest solely in Securities described in paragraphs (a) through (d) above that have a maximum maturity of one year or less and an average maturity of six months or less at the time of purchase.

“Permitted Liens” means:

(b) Liens created under the Financing Documents;

(c) Liens imposed by any Governmental Authority for Taxes to the extent not required to be paid under Section 9.4;

(d) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, or in connection with the operation and/or maintenance of the Vessel (and including maritime Liens), either (i) for amounts not yet due or (ii) for amounts being contested in good faith and by appropriate proceedings, so long as (x) such contest does not involve any material risk of the sale, forfeiture or loss of any material part of the Collateral, (y) enforcement of the contested item shall be effectively stayed, and (z) a bond or other security instrument has been posted or other adequate provision for payment thereof has been provided in such manner and amount as to reasonably assure that any amounts determined to be due will be promptly paid in full when such contest is resolved;

(e) pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation; or

(f) Liens (not securing Indebtedness), the priority of which are preferred by mandatory applicable Law, to the extent any such Lien (i) does not materially detract from the value of the Collateral or the rights of the holders of the Notes therein or (ii) is being contested in good faith and by appropriate proceedings so long as (x) such contest does not involve any material risk of the sale, forfeiture or loss of any material part of the Collateral, (y) enforcement of the contested item shall be effectively stayed and (z) a bond or other security instrument has been posted or other adequate provision for payment thereof has been provided in such manner and amount as to reasonably assure that any amounts determined to be due will be promptly paid in full when such contest is resolved.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means the Pledge of Shares entered into or to be entered into between the Pledgor and the Collateral Agent, as it may be amended or supplemented from time to time.

“Pledgor” means Malt LNG Transport ApS.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Previous Dry Docking Year” means, in respect of any Dry Docking Year, the Dry Docking Year immediately preceding it.

“Proceeds Account” is defined in the Accounts Agreement.

“Project” means the chartering and operation of the Vessel.

“Project Account” is defined in the Accounts Agreement.

“Project Documents” means:

(a) the Charter Agreement;

(b) the Management Agreements;

(c) the Corporate Services Agreement;

(d) the Contract on Hiring-out of Labour;

(e) the Lease Agreement;

(f) the Service Agreement;

(g) any Additional Project Document; and

(h) any other deed, document, agreement or instrument amending, varying, supplementing, ratifying, confirming, extending or providing consent to the amendment or variation of the terms and conditions thereof.

“Project Participants” means, individually or collectively, as the context may require, the Manager, Charterer and any Replacement Project Participant.

“Project Revenues” means, for any period, without duplication, the aggregate of all revenues received by the Company during such period from:

(a) payments made thereto under the Project Documents;

(b) interest accrued on, and other income derived from, the balance outstanding during such period in the Accounts (including, without limitation, from Permitted Investments); and

(c) the proceeds of any liquidated damages, provided that Project Revenues shall exclude, to the extent otherwise included, (i) proceeds payable in respect of any insurance, or (ii) the Vessel Rights or any other warranty or indemnity payments or damages, other than liquidated damages, payable to the Company under any Project Document.

“Property” or “Properties” means any property of any kind whatsoever, whether movable, immovable, real, personal or mixed and whether tangible or intangible, any right or interest therein or any receivables or credit rights.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers whose signatures appear at the end of this Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31 after the Closing.

“Ratings Affirmation” means, with respect to any particular action or proposed action by the Company in respect of the Project, any of S&P, Moody’s or Fitch or, if any or all of such rating agencies do not then rate the Notes, such other rating agency then having issued long-term debt ratings for the Notes, affirms that the applicable rating of the Notes will not be lowered below the lower of (i) the applicable initial rating obtained by the Company in respect of the Notes on the Closing Date and (ii) the applicable rating in effect immediately prior to the action giving rise to the requirement to obtain a Ratings Affirmation.

“Reinvestment Yield” is defined in Section 8.8.

“Rejection Notice” is defined in Section 8.3.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.8.

“Remaining Scheduled Payments” is defined in Section 8.8.

“Replacement Project Participant” means any Person assuming the obligations of a Project Participant under the applicable Project Document that (a) is at least as creditworthy as the replaced Project Participant, (b) is at least as capable as the replaced Project Participant in discharging the obligations of such replaced Project Participant as set forth in the applicable Project Document, (c) has international standing in its field and experience with projects of this type (in the case of this clause (c) and each of the preceding clauses (a) and (b), as determined in good faith by the Company), and (d) has been approved by the Required Holders, provided that no such consent shall be required in the event that the replacement entity is directly or indirectly controlled by Charterer or the Manager.

“Replacement Sponsor” means any Person that (a) is at least as creditworthy as the replaced Sponsor, (b) has international standing in its field and experience with projects of this type (in the case of this clause (b) and the preceding clause (a), as determined in good faith by the Company with the rationale for such determination conveyed in writing to the holders of the Notes), and (c) has been approved by the Required Holders (such approval not to be unreasonably withheld or delayed if the conditions in clauses (a) and (b) are met), provided that no such consent shall be required in the event that the replacement entity is directly or indirectly controlled by a Sponsor and provided further that the holders of the Notes, acting reasonably, may (at the cost of the Company) engage an independent technical consultant to advise in the review and approval process of any proposed Replacement Sponsor.

“Reported” is defined in Section 8.8.

“Required Holders” means, at any time prior to the Closing, the Purchasers, and, at any time on or after the Closing, the holders of at least 50.1 % in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sale-and-Leaseback Transaction” means a transaction or series of transactions pursuant to which the Company shall sell or transfer to any Person any Property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company shall rent or lease as lessee (other than pursuant to a capital lease), or similarly acquire the right to possession or use of, such Property or one or more Properties which it intends to use for the same purpose or purposes as such Property.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Obligations” means, collectively:

(a) all debts, liabilities and obligations, howsoever arising, owed by the Company under a Financing Document or otherwise to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Company;

(b) any and all sums advanced by any Secured Party in order to preserve the Collateral or to preserve the security interests; and

(c) in the event of any enforcement action, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Security Documents, together with reasonable attorneys’ fees and court costs.

“Secured Parties” means each Purchaser, each holder of a Note and each Agent.

“Securities” or “Security” is defined in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means the Security Agreement entered into or to be entered into between the Company and the Collateral Agent, as it may be amended or supplemented from time to time.

“Security Documents” means, collectively, the following documents:

(a) the Accounts Agreement;

(b) the Security Agreement;

(c) the Pledge Agreement;

(d) the Mortgage;

(e) the Direct Agreement;

(f) each Consent Agreement;

(g) the Offshore Assignment of Insurance and Insurance Proceeds; and

(h) all filings, recordings or registrations required by this Agreement to be filed or made in respect of any such Security Document.

“Senior Financial Officer” means, as to any Person, its chief financial officer, principal accounting officer, treasurer, comptroller, managing director, director or sole manager.

“Service Agreement” means that certain agreement for the provision of technical management services relating to the Vessel between, among others, the Company and Erria A/S, dated December 21, 2012, as amended or supplemented from time to time.

“Settlement Date” is defined in Section 8.8.

“Source” is defined in Section 6.2.

“Sponsors” means each of (i) Teekay and any Replacement Sponsor therefor and (ii) Marubeni Corporation, a corporation under the laws of Japan with corporation reference number 0100-01-008776 and with its registered office at 4-2, Ohtemachi 1-chome, Chiyoda-ku, Tokyo and any Replacement Sponsor therefor.

“Subordinated Loans” shall mean debt incurred by the Company on terms and conditions which make the payment of principal and interest available only from funds which are available to be distributed from the Distribution Account in accordance with the Accounts Agreement, and which debt otherwise complies with the terms of subordination set forth in Exhibit 3.

“Subordination Agreement” means the Subordination Agreement entered into or to be entered into among the Company, the Manager and the Collateral Agent, as it may be amended or supplemented from time to time.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Tax Prepayment Notice” is defined in Section 8.3.

“Taxing Jurisdiction” is defined in Section 13.

“Teekay” means Teekay LNG Partners LP, a limited partnership under the laws of the Marshall Islands with identification number 950008 and with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands.

“Teekay Management Agreement” means that certain management agreement relating to the Vessel between the Company and the Manager, dated February 28, 2012, as amended or supplemented from time to time.

“Total Loss” means:

(a) actual or constructive or compromised or arranged total loss of the Vessel (which shall be deemed to have occurred on the date upon which a notice claiming the same is provided to the Company’s insurers);

(b) any Compulsory Acquisition;

(c) the condemnation, capture, seizure, arrest, detention, expropriation, confiscation, hijacking or theft of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel) by any Governmental Authority, or by Persons acting or purporting to act on behalf of any Governmental Authority, unless the Vessel be released and restored to the Company or Charterer from such condemnation, capture, seizure, arrest, detention, expropriation, confiscation, hijacking or theft within 180 days after the occurrence thereof; or

(d) the expiration of 180 days after the Vessel shall have been requisitioned for use or hire by a Governmental Authority or other competent authority, whether de jure or de facto.

“Transaction Documents” means, individually or collectively, as the context may require, the Financing Documents and the Project Documents.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.15(a).

“Vessel” means the vessel named Meridian Spirit (Hull No. 1633), a high-specification LNG carrier of membrane technology registered under Danish flag with IMO Number 9369904 and with a capacity of 165,772 cubic meters.

“Vessel Rights” means all rights, including without prejudice to the foregoing, the benefit of all warranties and indemnities to which the Company or the Manager may from time to time be entitled from any builder, manufacturer, supplier or repairer in respect of the manufacture, design, construction, supply, condition, conversion, installation, start-up or operation of the Vessel or any part thereof to the extent that such warranties and indemnities are issued or given in respect of contracts with a value of $10,000,000 or more.

SCHEDULE 5.3

DISCLOSURE MATERIALS

Meridian Spirit Debt Financing Presentation to Investors dated April 2013 prepared by Teekay LNG Partners L.P. and Marubeni Corporation

Total E&P Norge AS Annual Report 2008, 2009, 2010, 2011 and 2012.

SCHEDULE 5.4

COMPANY DIRECTORS AND AFFILIATES

1.	Directors:	Chris Brett
Peter Lytzen
Takahiro Nakamura
Minoru Tomita

2.	Managing Director:	Niels Berthelsen

3.	Affiliates[1]:	MALT LNG Transport Holding ApS (Denmark)
MALT LNG Holding ApS (Denmark)
Scarlet LNG Transport Ltd. (Japan)
Marubeni Corporation (Japan)
Teekay Luxembourg S.a.r.l. (Lux)
Teekay LNG Operating LLC (Marshall Islands)
Teekay LNG Partners L.P. (Marshall Islands)
Magellan Spirit ApS (Denmark)
Membrane Shipping Ltd. (Marshall Islands)
Malt Singapore Pte Ltd (Singapore)

[1]	This list is limited to any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company and any other Person 100% owned by MALT LNG Transport Holding ApS.

SCHEDULE 5.5

FINANCIAL STATEMENTS

Annual Report 2012 of Meridian Spirit ApS.

SCHEDULE 5.7

GOVERNMENTAL APPROVALS

Part A:	None.

Part B:	None.

SCHEDULE 5.14

EXISTING INDEBTEDNESS

None.

SCHEDULE 8.1

AMORTIZATION SCHEDULE

Meridian Spirit

Bond Amortization Schedule

Period End Date	Amortization

30-Sep-13	1,617,973.47

31-Dec-13	1,635,416.89

31-Mar-14	1,562,625.92

30-Jun-14	1,624,683.87

30-Sep-14	1,638,050.90

31-Dec-14	1,702,258.48

31-Mar-15	2,624,647.52

30-Jun-15	2,704,805.88

30-Sep-15	2,739,280.72

31-Dec-15	2,815,360.70

31-Mar-16	2,142,990.29

30-Jun-16	2,211,300.35

30-Sep-16	2,233,799.15

31-Dec-16	2,304,429.52

31-Mar-17	2,238,635.76

30-Jun-17	2,307,974.47

30-Sep-17	2,331,513.01

31-Dec-17	2,403,196.84

31-Mar-18	1,948,891.11

30-Jun-18	2,015,394.01

30-Sep-18	2,036,066.19

31-Dec-18	2,104,564.79

31-Mar-19	2,009,888.14

30-Jun-19	2,076,755.52

30-Sep-19	2,097,796.10

31-Dec-19	2,166,960.22

31-Mar-20	3,352,206.59

30-Jun-20	3,442,848.24

30-Sep-20	3,487,919.40

31-Dec-20	3,572,070.49

31-Mar-21	2,663,844.84

30-Jun-21	2,737,757.11

30-Sep-21	2,765,918.50

31-Dec-21	2,842,285.67

31-Mar-22	2,782,287.27

30-Jun-22	2,857,473.63

30-Sep-22	2,886,922.87

31-Dec-22	2,964,594.59

31-Mar-23	2,241,891.87

30-Jun-23	2,311,562.28

30-Sep-23	2,335,436.08

31-Dec-23	2,407,162.21

31-Mar-24	2,313,678.86

30-Jun-24	2,383,807.26

30-Sep-24	2,408,144.01

31-Dec-24	2,480,654.00

31-Mar-25	4,376,313.06

30-Jun-25	4,484,055.65

30-Sep-25	4,546,412.09

31-Dec-25	4,641,974.82

31-Mar-26	3,186,425.09

30-Jun-26	3,265,956.43

30-Sep-26	3,299,797.49

31-Dec-26	3,381,920.43

31-Mar-27	3,327,736.13

30-Jun-27	3,408,787.75

30-Sep-27	3,444,165.47

31-Dec-27	3,527,844.84

31-Mar-28	3,457,709.66

30-Jun-28	3,544,312.92

30-Sep-28	3,585,302.14

31-Dec-28	3,670,503.11

31-Mar-29	3,237,291.09

30-Jun-29	3,317,360.97

30-Sep-29	3,351,746.38

31-Dec-29	3,434,429.39

31-Mar-30	5,124,619.96

30-Jun-30	5,238,657.28

1-Aug-30	1,612,952.26

SCHEDULE 9.2

INSURANCE REQUIREMENTS

Capitalized terms used in this Schedule 9.2 and not otherwise defined in this Schedule 9.2 shall have the meanings assigned to them in the Note Purchase Agreement.

OPERATIONAL PHASE

1.	Operating Risks – Hull & Machinery – Marine Risk

Principal Insured Parties:	The Company and its officers and employees as named assureds.

Additional Insured:	The Collateral Agent for the benefit of the Secured Parties. The Charterer in accordance with the Charter Agreement.

Co-Insured:	Others, if any, to be agreed.

Period:	In full force and effect at all times for policy periods of 12 months or more and renewal annually.

Scope of Cover:	All risks of loss or damage on terms not inferior to the Norwegian Marine Insurance Plan of 1966 (and later versions) or equivalent international conditions including certain enhancements as may be determined as between the Charterer and Owner.

Insured Property:	“MERIDIAN SPIRIT” being Hull, Machinery, Equipment, Materials, Gear and everything connected therewith, nothing excluded.

Geographical Limits:	World-wide subject to standard marine insurance trading limitations.

Sum Insured:	Overall sum insured, including Hull Interest and Freight Interest amounts as set forth in clause 2 below, not less than the greater of (a) 110% of the current market value of the Vessel to be determined by the average of the valuations obtained not less frequently than once a year or (b) 110% of the outstanding principal of the issued Notes.

Deductibles:	$350,000 (or such other amount as may from time to time be agreed between the Owner and the Charterer, subject to agreement of the Vessel’s financiers) on the basis that the Charterer shall bear the cost of such deductible by payment or reimbursement of the amount concerned as part of the Insurance Cost.

Insurers:	80% of the Sum Insured to be insured by Insurance Companies with rating by S&P of ‘A-’ or higher.

2.	Operating Risks – Hull Interest and Freight Interest – Marine Risk

Principal Insured Parties:	The Company and its officers and employees as named assureds.

Additional Insured:	The Collateral Agent for the benefit of the Secured Parties. The Charterer in accordance with the Charter Agreement.

Co-Insured:	Others, if any, to be agreed.

Period:	In full force and effect at all times for policy periods of 12 months or more and renewal annually.

Scope of Cover:	All risks of loss on terms not inferior to the Norwegian Marine Insurance Plan of 1966 (and later versions) or equivalent international conditions including certain enhancements as may be determined as between the Charterer and Owner.

Insured Property:	“MERIDIAN SPIRIT” being Hull, Machinery, Equipment, Materials, Gear and everything connected therewith, nothing excluded.

Geographical Limits:	World-wide subject to standard marine insurance trading limitations.

Sum Insured:	See clause 1 above.

Deductibles:	Not applicable

Insurers:	80% of the Sum Insured to be insured by Insurance Companies with rating by S&P of ‘A-’ or higher.

3.	Hull & Machinery and Hull and Freight Interest – War Risk

Principal Insured Parties:	The Company and its officers and employees as named assureds.

Additional Insured:	The Collateral Agent for the benefit of the Secured Parties. The Charterer in accordance with the Charter Agreement.

Co-Insured:	Others, if any, to be agreed.

Period:	In full force and effect at all times for policy periods of 12 months or more and renewal annually.

Scope of Cover:	Hull and Machinery etc. War risks insurance no less than is covered by the Norwegian Marine Insurance Plan of 1966 (latest version) or equivalent international conditions as may be determined as between the Charterer and Owner.

Insured Property:	“MERIDIAN SPIRIT” being Hull, Machinery, Equipment, Materials, Gear and everything connected therewith, nothing excluded.

Geographical Limits:	World-wide subject to provision of restricted or excluded areas as imposed by War risk insurers from time to time.

Sum Insured:	Being equal to clause 1 and 2 above.

Deductibles:	Not applicable unless imposed by insurers at a future date or as may be determined as between the Charterer and Owner.

Insurers:	80% of the Sum Insured to be insured by Insurance Companies with rating by S&P of ‘A-’ or higher.

4.	Protection and Indemnity

Principal Insured Parties:	The Company and its officers and employees as named assureds.

Additional Insured:	The Collateral Agent for the benefit of the Secured Parties.

Co-Insured:	Others, if any, to be agreed.

Period:	In full force and effect at all times for policy periods of 12 months or more and renewal annually, always in accordance with the Rules of the International Group Protection and Indemnity Association.

Scope of Cover:	In accordance with the standard Rules of an International Group Protection and Indemnity Association

Insured Interest:	“MERIDIAN SPIRIT” being third party liabilities including pollution.

Geographical Limits:	World-wide.

Sum Insured:	Maximum limits of liability as available from time to time including presently $1,000,000,000 in respect of Pollution Liabilities as provided by an approved Protection and Indemnity Association being a member of the International Group of Protection and Indemnity Associations.

Deductibles:	Minimum deductibles as required by an approved Protection and Indemnity Association.

Insurers:	An approved Protection and Indemnity Association being a member of the International Group of Protection and Indemnity Associations.

5.	Operating Risks – Loss of Hire and/or Earnings – Marine and War Risks

Principal Insured Parties:	The Company and its officers and employees as named assureds.

Additional Insured:	The Collateral Agent for the benefit of the Secured Parties. The Charterer in accordance with the Charter Agreement.

Co-Insured:	Others, if any, to be agreed.

Period:	In full force and effect at all times for policy periods of 12 months or more and renewal annually.

Scope of Cover:	All risks of damage on terms not inferior to the Norwegian Marine Insurance Plan of 1966 (and later versions) or equivalent international conditions including certain enhancements as may be determined as between the Charterer and Owner.

Insured Property:	“MERIDIAN SPIRIT” being loss of daily hire or earnings.

Geographical Limits:	World-wide subject to standard marine insurance trading limitations.

Sum Insured:	$6,629,940, being $73,666 per day (Not less than the full amount of daily charter earnings for a 90 day period with a maximum 30 days deductible period).

Deductibles:	30 days.

Insurers:	80% of the Sum Insured to be insured by Insurance Companies with rating by S&P of ‘A-’ (or A.M. Best’s) or higher.

6.	Mortgage Interest Insurance

Principal Insured	The ‘Collateral Agent’ for the benefit of the Secured Parties.
Parties:

Additional Insured:	Not applicable.

Co-Insured:	Not applicable.

Period:	In full force and effect at all times for policy periods of 12 months or more and renewal annually.

Scope of Cover:	Mortgagees Interest coverage in the broadest form as available from time to time within the London insurance market.

Insured Property:	“MERIDIAN SPIRIT” being claims arising for physical loss or damage and third party liabilities including pollution and not recoverable under the shipowner’s policies owing to a breach of warranty or condition.

Geographical Limits:	World-wide.

Sum Insured:	An amount not less than 110% of the outstanding principal under the issued Notes.

Deductibles:	Not generally applicable other than as will apply to the shipowner’s primary insurances.

Insurers:	80% of the Sum Insured to be insured by Insurance Companies with rating by S&P of ‘A-’ or higher.

SCHEDULE 10.10

DEBT SERVICE RESERVE ACCOUNT REQUIRED BALANCE

Meridian Spirit

Debt Service Reserve Account

Required Balance

Period End Date	Required Balance

30-Sep-13	7,155,239.54

31-Dec-13	7,111,646.63

31-Mar-14	7,154,322.01

30-Jun-14	7,198,372.02

30-Sep-14	8,150,646.96

31-Dec-14	9,108,735.40

31-Mar-15	9,168,608.46

30-Jun-15	9,223,225.29

30-Sep-15	8,569,860.92

31-Dec-15	7,914,853.52

31-Mar-16	7,960,922.05

30-Jun-16	8,008,377.82

30-Sep-16	7,966,584.13

31-Dec-16	7,923,449.08

31-Mar-17	7,969,609.91

30-Jun-17	8,017,161.55

30-Sep-17	7,585,890.50

31-Dec-17	7,153,369.97

31-Mar-18	7,199,812.02

30-Jun-18	7,247,354.04

30-Sep-18	7,178,631.01

31-Dec-18	7,108,545.74

31-Mar-19	7,154,463.44

30-Jun-19	9,631,543.32

30-Sep-19	9,631,543.32

31-Dec-19	9,631,543.32

31-Mar-20	9,697,436.94

30-Jun-20	9,755,445.56

30-Sep-20	8,858,829.60

31-Dec-20	7,960,442.19

31-Mar-21	8,007,014.39

30-Jun-21	8,054,992.68

30-Sep-21	8,013,737.15

31-Dec-21	7,971,132.62

31-Mar-22	8,017,819.68

30-Jun-22	8,065,916.97

30-Sep-22	7,360,761.63

31-Dec-22	6,654,232.67

31-Mar-23	6,700,990.14

30-Jun-23	6,748,842.16

30-Sep-23	6,678,354.74

31-Dec-23	10,551,184.03

31-Mar-24	10,551,184.03

30-Jun-24	10,551,184.03

30-Sep-24	10,551,184.03

31-Dec-24	10,551,184.03

31-Mar-25	10,630,242.77

30-Jun-25	10,695,373.89

30-Sep-25	9,240,976.22

31-Dec-25	7,784,521.02

31-Mar-26	7,831,595.20

30-Jun-26	7,880,096.08

30-Sep-26	7,839,380.06

31-Dec-26	7,797,305.66

31-Mar-27	7,844,517.22

30-Jun-27	7,893,160.21

30-Sep-27	7,835,067.00

31-Dec-27	7,779,758.51

31-Mar-28	7,835,405.20

30-Jun-28	7,888,338.59

30-Sep-28	7,465,774.14

31-Dec-28	7,041,654.42

31-Mar-29	10,556,733.29

30-Jun-29	10,556,733.29

30-Sep-29	10,556,733.29

31-Dec-29	10,556,733.29

31-Mar-30	6,927,718.34

30-Jun-30	1,618,660.77

1-Aug-30	—

EXHIBIT 1

[FORM OF NOTE]

MERIDIAN SPIRIT APS

4.11% SENIOR SECURED NOTE DUE 2030

No. [ ]	[Date]
U.S.$ [ ]	PPN K7017# AA8

FOR VALUE RECEIVED, the undersigned, MERIDIAN SPIRIT APS, a private limited liability company under the Laws of Denmark, having its registered office at Amager Strandvej 390 2, 2770 Kastrup, Denmark (herein called the “Company”), hereby promises to pay to [            ], or registered assigns, the principal sum of [        ] DOLLARS (or so much thereof as shall not have been prepaid) on August 1, 2030 (the “Final Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.11% per annum from the date hereof, payable on a quarterly basis, on each March 31, June 30, September 30 and December 31 of each year, commencing with September 30, 2013, and on the Final Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by Law, during the continuance of an Event of Default, on such unpaid balance of principal, on any overdue payment of interest and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable on a quarterly basis as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 27, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MERIDIAN SPIRIT APS

By
Name:
Title:

EXHIBIT 2

[Form of Consent Agreement]

THIS CONSENT AGREEMENT, dated as of [                    ] (this “Consent Agreement”), is made and entered into between [            ] (the “Consenting Party”), MERIDIAN SPIRIT APS, a private limited liability company under the Laws of Denmark, having its registered office at Amager Strandvej 390 2, 2770 Kastrup, Denmark (the “Company”), and WELLS FARGO BANK NORTHWEST, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Consenting Party and the Company have entered into the [            ], dated as of [                    ] (as amended, restated, modified or otherwise supplemented from time to time, the “Assigned Agreement”);

WHEREAS, the Company, the financial institutions listed on the signature pages thereto as purchasers (the “Purchasers”) and the Collateral Agent are party to the note purchase agreement, dated as of June 27, 2013 (as amended, modified, supplemented, amended and restated or replaced and in effect from time to time, the “Note Purchase Agreement”); and

WHEREAS, as security for the Secured Obligations, the Company has granted a security interest in the Assigned Agreement to the Collateral Agent on behalf of the Secured Parties pursuant to (i) the Security Agreement, dated as of June 27, 2013, between the Company and the Collateral Agent (as amended, modified, supplemented, amended and restated or replaced and in effect from time to time, the “Security Agreement”) [and (ii) the [insert description of relevant assignment agreement (if any)] (as amended, modified, supplemented, amended and restated or replaced and in effect from time to time, the “Assignment Agreement”)];

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions and Terms.

(a) Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Governmental Approval” means any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority.

2-1	Note Purchase Agreement

“Governmental Authority” means any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local, having jurisdiction over the matter or matters in question, including, without limitation, those in Denmark and the United States.

“Notes” means the Senior Secured Notes issued pursuant to the terms of, and in accordance with, the Note Purchase Agreement.

“Secured Obligations” means all debts, liabilities and obligations, howsoever arising, owed by the Company under the Note Purchase Agreement (and any other agreement entered into in connection with the sale of the Notes) or otherwise to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Company.

“Secured Parties” means each Purchaser, each holder of a Note and each Agent.

“Vessel” means the vessel named Meridian Spirit (Hull No. 1633), a high-specification LNG carrier of membrane technology registered under Danish flag with IMO Number 9369904 and with a capacity of 165,772 cubic meters.

(b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Consent Agreement in its entirety and not to any particular provision hereof, (c) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Consent Agreement and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Assigned Agreement.

2. Representations and Warranties. The Consenting Party hereby represents and warrants to the Collateral Agent (on behalf of the Secured Parties) that:

(a) The Consenting Party is a [            ] duly organized, validly existing and in good standing under the laws of [            ]. The Consenting Party is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the transactions contemplated by this Consent Agreement and the Assigned Agreement.

2-2	Note Purchase Agreement

(b) The Consenting Party has the full [            ] power, authority and right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by the Consenting Party of this Consent Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary [            ] action. This Consent Agreement and the Assigned Agreement have been duly executed and delivered by the Consenting Party and constitute the legal, valid and binding obligations of the Consenting Party enforceable against the Consenting Party in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity or law (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Consenting Party has not assigned or transferred the Assigned Agreement or any interest therein.

(c) The execution, delivery and performance by the Consenting Party of this Consent Agreement and the Assigned Agreement do not and will not (i) require any consent or approval of the [            ] of the Consenting Party or any [            ] of the Consenting Party which has not been obtained, and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to the Consenting Party or by which its property may be bound or any provision of the certificate of incorporation or by-laws of the Consenting Party, or (iii) conflict with, result in a breach of or constitute a default under any provision of the charter, [            ] or other organizational documents or any resolution of the [            ] (or similar body) of the Consenting Party or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Consenting Party is a party or by which the Consenting Party or its properties and assets are bound or affected.

(d) No Governmental Approval is required for the execution, delivery or performance of this Consent Agreement and the Assigned Agreement by the Consenting Party (except for those which (i) have been validly issued and duly obtained, taken or made, (ii) do not impose restrictions or requirements inconsistent with the terms hereof or of the Assigned Agreement, and (iii) are in full force and effect and not subject to appeal).

(e) Assuming the due authorization, execution and delivery by, and binding effect on, the Company and the Collateral Agent (where applicable), this Consent Agreement and the Assigned Agreement are in full force and effect.

(f) There is no action, suit or proceeding at law or in equity by or before any Government Authority or arbitral tribunal now pending or, to the best knowledge of the Consenting Party, threatened against or affecting the Consenting Party or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement.

2-3	Note Purchase Agreement

(g) The Consenting Party is not in default under any covenant or obligation under the Assigned Agreement. To the best knowledge of the Consenting Party, the Company is not in default under any covenant or obligation of the Assigned Agreement. After giving effect to the assignment by the Company to the Collateral Agent of the Assigned Agreement pursuant to the Security Agreement [and the Assignment Agreement], there exists no event or condition which would constitute a default by the Company, or which would, with the giving of notice or lapse of time or both, constitute a default by the Company under the Assigned Agreement.

(h) This Consent Agreement and the Assigned Agreement, and any other agreement specifically contemplated therein, constitute and include all agreements entered into by the Consenting Party and Company relating to, and required for the consummation of, the transactions contemplated by the Assigned Agreement.

3. Consent to Assignment.

(a) The Consenting Party hereby consents to the assignment by the Company of all its right, title and interest in, to and under the Assigned Agreement to the Collateral Agent pursuant to the Security Agreement[, the Assignment Agreement] and any, subsequent assignments by the Collateral Agent in accordance with Section 4 upon and after the exercise by the Collateral Agent of the Collateral Agent’s rights and enforcement of its remedies under the Security Agreement [and the Assignment Agreement].

(b) The Consenting Party agrees that except as otherwise provided in Section 4(d), (i) it shall look only to the Company for the performance of the obligations of the Company under the Assigned Agreement and (ii) none of the Secured Parties shall be liable for the performance or observance of any of the obligations or duties of the Company under the Assigned Agreement. Any assignment of the Assigned Agreement by the Company to the Collateral Agent pursuant to the Security Agreement [and the Assignment Agreement] shall not give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to the Consenting Party.

4. Consent Agreement. The Consenting Party hereby acknowledges and agrees that:

(a) In the exercise of its rights and remedies under the Security Agreement [and the Assignment Agreement], the Collateral Agent shall be entitled to exercise and enforce directly against the Consenting Party any and all rights of the Company under the Assigned Agreement in accordance with its terms and the Consenting Party shall comply in all respects with such exercise.

2-4	Note Purchase Agreement

(b) The Consenting Party will not, without the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld or delayed:

(i)	materially amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof) or take any legal or administrative action seeking to cause any of the foregoing;

(ii)	sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Assigned Agreement except as provided in the Assigned Agreement.

(c) (i) In the event of default by the Company under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of an applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate or suspend its performance under the Assigned Agreement, the Consenting Party shall not terminate or suspend its performance under the Assigned Agreement (or take any legal or administrative action seeking to cause any termination or suspension) until (1) the Consenting Party shall have delivered to the Collateral Agent written notice (x) stating that it intends to exercise such right, on a date not less than 120 days after the date of such notice, (y) specifying the nature of the default giving rise to such right and (z) permitting the Collateral Agent to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be and (2) subject to Section 4(c)(ii) of this Consent Agreement, the Collateral Agent fails to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be prior to the date identified in such notice.

(ii) Any curing of or attempt to cure any of the Company’s defaults under the Assigned Agreement shall not be construed as an assumption by the Collateral Agent or any Secured Party of any covenants, agreements or obligations of the Company under the Assigned Agreement. Neither the Collateral Agent nor any Secured Party shall have any obligation to the Consenting Party for the performance of any obligations under the Assigned Agreement unless and until (and to the extent), in the case of the Collateral Agent, such entity succeeds to the interest of the Company under the Assigned Agreement as contemplated by Section 4(d) below.

(d) In the event that the Collateral Agent notifies the Consenting Party that it is succeeding to the Company’s interest under the Assigned Agreement, whether by commencing or prosecuting a foreclosure or any other enforcement action in respect of its rights under the Security Agreement [and the Assignment Agreement] (an “Enforcement Action”) or otherwise, the Collateral Agent or its designee shall assume liability for all of the Company’s obligations under the Assigned Agreement; provided that such liability shall not include any liability for claims of the Consenting Party against the Company arising from the Company’s failure to perform during the period prior to the Collateral Agent’s succession to the Company’s interest in and under the Assigned Agreement.

(e) In the event that the Collateral Agent, or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent in the Project assumes or becomes liable under the Assigned Agreement (as contemplated in subsection (d) above or otherwise), liability in respect of any and all obligations of any such Person under the Assigned Agreement shall be limited to such Person’s expressly assumed obligations (and no officer, director, employee, shareholder, or agent thereof shall have any liability with respect thereto).

2-5	Note Purchase Agreement

(f) All references in this Consent Agreement and elsewhere in this Consent Agreement to the “Collateral Agent” shall be deemed to refer to the Collateral Agent and/or any designee thereof acting on behalf of the Secured Parties (regardless of whether so expressly provided), and all actions permitted to be taken by the Collateral Agent under this Consent Agreement may be taken by any such designee.

5. Arrangements Regarding Payments. Notwithstanding anything in the Assigned Agreement to the contrary, so long as any obligations remain outstanding under the Security Agreement [and the Assignment Agreement], all payments to be made by the Consenting Party to the Company under the Assigned Agreement shall be made in lawful money of the United States, directly to the Collateral Agent, for deposit into the Project Account at Wells Fargo Bank Northwest, N.A., (ABA: 121000248; SWIFT CODE: WFBIUS6S; Account No.: 46480300) or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing, and shall be accompanied by a notice from the Consenting Party stating that such payments are made under the Assigned Agreement. The Company hereby authorizes and directs the Consenting Party to make such payments as aforesaid. All sums so paid shall be deemed to be payments made by the Consenting Party to the Company under the Assigned Agreement.

6. Miscellaneous.

(a) No failure on the part of the Collateral Agent or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b) All notices, requests and other communications provided for herein and under the Assigned Agreement (including, without limitation, any modifications of, or waivers or consents under, this Consent Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) and delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party hereto, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Consent Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(c) This Consent Agreement may be amended or modified only by an instrument in writing signed by the Consenting Party and the Collateral Agent, and any provision of this Consent Agreement may be waived by the Collateral Agent. Any waiver shall be effective only for the specified purpose for which it is given.

2-6	Note Purchase Agreement

(d) This Consent Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each of the Consenting Party, the Company, the Secured Parties and the Collateral Agent; provided that the Consenting Party shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

(e) This Consent Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent Agreement by signing any such counterpart. This Consent Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

(f) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(g) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent Agreement.

(h) EACH PARTY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) The agreements of the parties hereto are solely for the benefit of the Consenting Party, the Company, the Collateral Agent and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

(j) THIS CONSENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(k) EACH OF THE CONSENTING PARTY, THE COMPANY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

2-7	Note Purchase Agreement

[Signature pages follow]

2-8	Note Purchase Agreement

IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent Agreement to be duly executed and delivered as of this [    ] day of [            ].

[CONSENTING PARTY]

By:
Name:
Title:

Address for Notices:

Facsimile:
Telephone:
Attention:

8-9	Note Purchase Agreement

WELLS FARGO BANK NORTHWEST, N.A., as Collateral Agent

By:
Name:
Title:

Address for Notices:

Wells Fargo Bank Northwest, N.A. Attn: Corporate Trust Lease Group 260 N. Charles Lindbergh Drive MAC: U1240-026 Salt Lake City, UT 84116

8-10	Note Purchase Agreement

ACKNOWLEDGED AND AGREED:

MERIDIAN SPIRIT APS

By:
Name:
Title:

Address for Notices:

Meridian Spirit ApS
Attn: Renee Eng, Treasury Manager
Suite 2000 Bentall 5, 550 Burrard Street
Vancouver, BC V6C 2K2

8-11	Note Purchase Agreement

EXHIBIT 3

AGREED SUBORDINATION TERMS

The Company shall deliver to the Collateral Agent, not less than thirty (30) days prior to the incurrence of any Subordinated Loans, a certified copy of a subordination agreement executed by the Company and each Subordinated Creditor, containing these Agreed Subordination Terms and no other terms which are materially inconsistent herewith (the “Subordination Agreement”).

1	Definitions

All capitalized terms used but not elsewhere defined in this Exhibit shall have the respective meanings assigned to such terms in the Note Purchase Agreement. For purposes of this Exhibit, the following terms shall have the following meanings:

(a)	“Paid in Full” or “Payment in Full” means the payment in full in cash of all Senior Indebtedness (other than contingent indemnification obligations or contingent obligations in respect of expenses payable in connection with pay-off letters, to the extent no claim giving rise thereto has been asserted).

(b)	“Proceeding” has the meaning assigned to that term in Section 2.3 below.

(c)	“Senior Indebtedness” means the “Secured Obligations,” as such term is defined in the Note Purchase Agreement, together with (a) any amendments, restatements, modifications, renewals or extensions of any thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Indebtedness shall be considered to be outstanding whenever any Note under the Note Purchase Agreement is outstanding.

(d)	“Subordinated Creditor” means any holder of Subordinated Indebtedness from time to time as permitted under the Note Purchase Agreement.

(e)	“Subordinated Default” means a default in the payment of any of the Subordinated Indebtedness or the occurrence of any event or condition, which default, event or condition permits a Subordinated Creditor to accelerate or demand payment of all or any portion of the Subordinated Indebtedness prior to the stated maturity date thereof.

(f)	“Subordinated Default Notice” means a written notice to the Collateral Agent pursuant to which the Secured Parties are notified of the existence of a Subordinated Default, which notice shall incorporate a reasonably detailed description of such Subordinated Default.

(g)	“Subordinated Indebtedness” means Subordinated Loans and all other indebtedness of the Company owed to the Subordinated Creditors pursuant to the Subordinated Indebtedness Documents.

(h)	“Subordinated Indebtedness Documents” means the agreements, documents, promissory notes and instruments evidencing Subordinated Indebtedness, as amended, supplemented, restated or otherwise modified from time to time as permitted pursuant to this Subordination Agreement.

(i)	“Subordinated Loan Payments” has the meaning assigned to that term in Section 2.2 below.

1

2	Subordination of Subordinated Indebtedness to Senior Indebtedness

2.1	Subordination

The payment of any and all of the Subordinated Indebtedness is expressly subordinated, postponed and deferred, to the extent and in the manner set forth in this Subordination Agreement, to the Payment in Full of the Senior Indebtedness. Each holder of Senior Indebtedness, whether now outstanding or hereafter arising, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained herein. The intent of the Subordinated Creditor(s) and the Company in entering into this Subordination Agreement is to provide for, among other things, the express, contractual subordination, postponement and deferral of the Subordinated Indebtedness to the Senior Indebtedness and restrictions on the ability of the Subordinated Creditors to exercise rights and remedies in respect of the Subordinated Indebtedness. The parties hereto intend that this Subordination Agreement be enforceable by any applicable court under bankruptcy Law.

2.2	Restriction on Payments

Notwithstanding any provision of the Subordinated Indebtedness Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether made in cash, securities or other property) of principal, interest, fees, charges or any other amount due with respect to the Subordinated Indebtedness shall be made or received, and the Subordinated Creditor shall not exercise any right of set-off or recoupment with respect to any Subordinated Indebtedness, unless and until all of the Senior Indebtedness shall have been Paid in Full; provided that the Company may make, and the Subordinated Creditors may accept and retain, payments with respect to the Subordinated Indebtedness (the “Subordinated Loan Payments”) at any time from funds which are available to be distributed from the Distribution Account in accordance with the Note Purchase Agreement and the Accounts Agreement. The provisions of this Section 2.2 shall not apply to any payment with respect to which Section 2.3 would be applicable.

2.3	Proceedings

In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of the Company (each, a “Proceeding”): (i) all Senior Indebtedness shall be Paid in Full before any payment (whether made in cash, securities or other property) of or with respect to the Subordinated Indebtedness shall be made; (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid and deposited directly into the Project Account (to be held and/or applied by the Collateral Agent in accordance with the terms of the Accounts Agreement) until all Senior Indebtedness is Paid in Full, and each Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments, and each Subordinated Creditor also irrevocably authorizes, empowers and directs the Secured Parties (or the Collateral Agent on their behalf) to demand, sue for, collect and receive every such payment; (iii) each Subordinated Creditor agrees to execute and deliver to the Collateral Agent all such further instruments confirming the authorization referred to in the foregoing clause (ii); and (iv) each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness reasonably requested by any Secured Party in connection with any such Proceeding and irrevocably authorizes, empowers and appoints

2

the Secured Parties and their respective agents and attorneys-in-fact to (A) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so (and in any event prior to 30 days before the expiration of the time to file any such proof) and (B) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 15 days before the expiration of time to vote any such claim; provided that the Secured Parties shall have no obligation to execute, verify, deliver, and/or file any such proof of claim and/or vote any such claim. In the event that the Secured Parties vote any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Subordination Agreement shall continue to govern the relative rights and priorities of the Secured Parties and the Subordinated Creditors even if all or part of the Senior Indebtedness or the Liens securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Subordination Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any representative of such holder.

2.4	Incorrect Payments

If any payment (whether made in cash, securities or other property) not permitted under this Subordination Agreement is received by a Subordinated Creditor on account of the Subordinated Indebtedness before all Senior Indebtedness is Paid in Full, such payment shall not be commingled with any asset of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of the Secured Parties and shall be deposited in the Project Account for application (in accordance with the Collateral Agency Agreement) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is Paid in Full.

2.5	Sale, Transfer

Each Subordinated Creditor agrees that it shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless the assignee shall have executed an agreement in writing in favor of the Secured Parties agreeing to be bound by the provisions hereof in the same manner and to the same extent as the assigning Subordinated Creditor and shall provide an executed copy of such agreement (which executed copy shall include an address for notices to the assignee) to the Collateral Agent. In the event a Subordinated Creditor shall fail to comply with this section, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness held by such Subordinated Creditor, and the terms of this Subordination Agreement shall be binding upon the successors and assigns of such Subordinated Creditor, as provided in Section 6 below.

2.6	Legends

Until the Senior Indebtedness is Paid in Full, each of the Subordinated Indebtedness Documents at all times shall contain in a conspicuous manner the following legend (or such other wording acceptable to the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed)):

“This [Loan Agreement] [Note] [or other Subordinated Indebtedness Document] and the indebtedness evidenced hereby are subordinate in the manner and to the extent

3

set forth in the Subordination Agreement attached hereto as Schedule A (the “Subordination Agreement”), to the Senior Indebtedness (as defined in the Subordination Agreement, and such indebtedness constitutes “Subordinated Indebtedness” for all purposes of the Subordination Agreement). Each [holder of this Note] [party to this Loan Agreement or other Subordinated Indebtedness Document], by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

2.7	Restriction on Action by Subordinated Creditors

Until the Senior Indebtedness is Paid in Full and notwithstanding anything contained in the Subordinated Indebtedness Documents, the Note Purchase Agreement or the other Financing Documents to the contrary, no Subordinated Creditor shall, without the prior written consent of the Required Holders, take any action to collect or enforce payment or, except as provided hereafter, accelerate any of the Subordinated Indebtedness, exercise any of the rights or remedies with respect to the Subordinated Indebtedness set forth in any of the Subordinated Indebtedness Documents or that otherwise may be available to such Subordinated Creditor, either at law or in equity, by judicial proceedings or otherwise, provided that the foregoing will not prevent a Subordinated Creditor from accelerating any of the Subordinated Indebtedness if in any Proceeding (other than a Proceeding initiated by a Subordinated Creditor) it is necessary for such Subordinated Creditor to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Subordinated Indebtedness and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Subordinated Creditor allowed in such Proceeding.

3	Effectiveness of this Subordination Agreement; Modifications to Senior Indebtedness

This Subordination Agreement shall be deemed to be a contract among the Secured Parties, the Subordinated Creditors and the Company to the same extent as if the Secured Parties had executed and delivered this Subordination Agreement. In any event, the Secured Parties shall be deemed to be third party beneficiaries of this Subordination Agreement. The terms of this Subordination Agreement, the subordination effected hereby, and the rights and the obligations of the Subordinated Creditors and the Secured Parties arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Note Purchase Agreement or any other Financing Document or any Subordinated Indebtedness Document; (b) the validity or enforceability of any of such agreements, documents or instruments; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the agreements, documents or instruments referred to in clause (a) above. The Secured Parties may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Subordination Agreement, change the manner or place of payment or extend the time of payment of or refinance, renew, add or alter any Senior Indebtedness (including increasing the principal amount thereof, interest applicable thereto or any fee or charges), or amend, supplement, amend and restate or otherwise modify in any manner any Financing Document or any of the provisions therein contained (including, without limitation, any covenants or default provisions), in all cases in accordance with the terms thereof.

4

4	Modification

Any modification or waiver of any provision of this Subordination Agreement, or any consent to any departure by the Subordinated Creditors therefrom, shall not be effective in any event unless the same is in writing and signed by the Company and each Subordinated Creditor subject thereto (with the approval of the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed); provided that no such approval will be required for any modification, waiver or consent that does not materially and adversely affect the rights of any holder of the Notes), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on a Subordinated Creditor in any event not specifically required of the Secured Parties hereunder shall not entitle such Subordinated Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

5	Additional Documents and Actions

Each Subordinated Creditor at any time, and from time to time, after the execution and delivery of this Subordination Agreement, upon the request of the Secured Parties and at the expense of the Company, promptly will execute and deliver such further documents and do such further acts and things as the Secured Parties may request, acting reasonably, in order to effect fully the purposes of this Subordination Agreement.

6	Successors and Assigns

This Subordination Agreement shall inure to the benefit of the successors and assigns of the Secured Parties and shall be binding upon the successors and assigns of the Subordinated Creditors and the Company.

7	Defines Rights of Creditors; Subrogation

7.1	Rights of Creditors. The provisions of this Subordination Agreement are solely for the purpose of defining the relative rights of the Subordinated Creditors and the Secured Parties and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Company. The failure of the Company to make any payment to the Subordinated Creditors due to the operation of this Subordination Agreement shall not be construed as prohibiting the occurrence of a Subordinated Default.

7.2

Subrogation. Subject to the Payment in Full of all Senior Indebtedness, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this Subordination Agreement to the payment of Senior Indebtedness, then and in each such event, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of the Senior Indebtedness to receive any further payment or distribution in respect of or applicable to the Senior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of the Senior Indebtedness of any cash, property or securities to which any holder of the Subordinated Indebtedness would be entitled except

5

for the provisions of this Subordination Agreement shall, and no payment over pursuant to the provisions of this Subordination Agreement to the holders of the Senior Indebtedness by the holders of the Subordinated Indebtedness shall, as between the Company, its creditors other than the holders of the Senior Indebtedness and the holders of the Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

8	Conflict

In the event of any conflict between any term, covenant or condition of this Subordination Agreement and any term, covenant or condition of any of the Subordinated Indebtedness Documents, the provisions of this Subordination Agreement shall control and govern.

9	Termination

This Subordination Agreement shall automatically terminate without any further action upon the Payment in Full of the Senior Indebtedness.

10	Subordinated Default Notice

The Subordinated Creditors and the Company shall provide the Collateral Agent with a Subordinated Default Notice upon the occurrence of each Subordinated Default, and the Subordinated Creditors shall notify the Collateral Agent in the event such Subordinated Default is cured or waived.

11	No Contest of Senior Indebtedness or Liens; No Security for Subordinated Indebtedness

Each Subordinated Creditor agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the Senior Indebtedness or Liens in the Collateral granted to the Secured Parties pursuant to the Note Purchase Agreement, the other Financing Documents or accept or take any Lien or any collateral security for the Subordinated Indebtedness or agree to subordinate any of the Subordinated Indebtedness to any other indebtedness of the Company (other than the Senior Indebtedness).

12	Governing Law

This Subordination Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

13	Jurisdiction and Process; Waiver of Jury Trial

(a)

The Company and each Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Subordination Agreement. To the fullest extent permitted by applicable Law, the Company and each Subordinated Creditor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may

6

now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)	The Company and each Subordinated Creditor agrees, to the fullest extent permitted by applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 13(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)	The Company and each Subordinated Creditor consents to process being served by or on behalf of any Secured Party in any suit, action or proceeding of the nature referred to in Section 13(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19 of the Note Purchase Agreement, to Watson, Farley & Williams LLP (in the case of the Company), as the Company’s agent for the purpose of accepting service of any process in the United States. The Company and each Subordinated Creditor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable Law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)	Nothing in this Section 13 shall affect the right of any Secured Party to serve process in any manner permitted by law, or limit any right that Secured Parties may have to bring proceedings against the Company or any Subordinated Creditor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)	THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SUBORDINATION AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

The foregoing certifications are made and delivered as of the date first written above.

MERIDIAN SPIRIT APS

By:
Name:
	Title:	Senior Financial Officer

7